                                                                  EXHIBIT 4.2
                                                                  CONFORMED COPY










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                                GLOBALSTAR, L.P.
                         GLOBALSTAR CAPITAL CORPORATION,
                                     Issuers


                          11 3/8% Senior Notes due 2004







                                    INDENTURE



                          Dated as of February 15, 1997









                              THE BANK OF NEW YORK,
                                     Trustee









          ===========================================================

                              CROSS-REFERENCE TABLE

  TIA                                                                 Indenture
Section                                                              Section
-------                                                               ---------
310(a)(1)            ..............................                  7.10
   (a)(2)            ..............................                  7.10
   (a)(3)            ..............................                  N.A.
   (a)(4)            ..............................                  N.A.
   (b)               ..............................                  7.08; 7.10
   (c)               ..............................                  N.A.
311(a)               ..............................                  7.11
   (b)               ..............................                  7.11
   (c)               ..............................                  N.A.
312(a)               ..............................                  2.05
   (b)               ..............................                  11.03
   (c)               ..............................                  11.03
313(a)               ..............................                  7.06
   (b)(1)            ..............................                  N.A.
   (b)(2)            ..............................                  7.06
   (c)               ..............................                  11.02
   (d)               ..............................                  7.06
314(a)               ..............................                  4.02;
                                                                     4.15; 11.02
   (b)               ..............................                  N.A.
   (c)(1)            ..............................                  11.04
   (c)(2)            ..............................                  11.04
   (c)(3)            ..............................                  N.A.
   (d)               ..............................                  N.A.
   (e)               ..............................                  11.05
   (f)               ..............................                  4.15
315(a)               ..............................                  7.01
   (b)               ..............................                  7.05; 11.02
   (c)               ..............................                  7.01
   (d)               ..............................                  7.01
   (e)               ..............................                  6.11
316(a)(last sentence)..............................                  11.06
   (a)(1)(A)         ..............................                  6.05
   (a)(1)(B)         ..............................                  6.04
   (a)(2)            ..............................                  N.A.
   (b)               ..............................                  6.07
317(a)(1)            ..............................                  6.08
   (a)(2)            ..............................                  6.09
   (b)               ..............................                  2.04
318(a)               ..............................                  11.01

                           N.A. means Not Applicable.


Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

                                TABLE OF CONTENTS


                                    ARTICLE 1                  Page
                                                               ----
                   Definitions and Incorporation by Reference

SECTION 1.01. Definitions ............................           1
SECTION 1.02. Other Definitions ......................          24
SECTION 1.03. Incorporation by Reference of Trust
                Indenture Act ........................          24
SECTION 1.04. Rules of Construction ..................          25


                                    ARTICLE 2

                                 The Securities


SECTION 2.01. Form and Dating ........................          26
SECTION 2.02. Execution and Authentication ...........          26
SECTION 2.03. Registrar and Paying Agent .............          27
SECTION 2.04. Paying Agent To Hold Money in Trust.....          27
SECTION 2.05. Securityholder Lists ...................          28
SECTION 2.06. Transfer and Exchange ..................          28
SECTION 2.07. Replacement Securities .................          29
SECTION 2.08. Outstanding Securities .................          29
SECTION 2.09. Temporary Securities ...................          30
SECTION 2.10. Cancellation ...........................          30
SECTION 2.11. Defaulted Interest .....................          30
SECTION 2.12. CUSIP Number ...........................          31


                                    ARTICLE 3

                                   Redemption


SECTION 3.01. Notices to Trustee .....................          31
SECTION 3.02. Selection of Securities To Be
                Redeemed .............................          31
SECTION 3.03. Notice of Redemption ...................          32
SECTION 3.04. Effect of Notice of Redemption .........          33
SECTION 3.05. Deposit of Redemption Price ............          33
SECTION 3.06. Securities Redeemed in Part ............          33

                                    ARTICLE 4

                                    Covenants


SECTION 4.01. Payment of Securities ..................            34
SECTION 4.02. SEC Reports ............................            34
SECTION 4.03. Limitation on Consolidated Debt ........            35
SECTION 4.04. Future Guarantors ......................            37
SECTION 4.05. Limitation on Restricted Payments.......            37
SECTION 4.06. Dividend and Other Payment Restrictions
               Affecting Subsidiaries ................            40
SECTION 4.07. Asset Dispositions .....................            41
SECTION 4.08. Transactions with Affiliates ...........            42
SECTION 4.09. Limitation on the Issuance and Sales
                of Capital Stock of Restricted
                Subsidiaries .........................            45
SECTION 4.10. Change of Control ......................            45
SECTION 4.11. Limitation on Liens ....................            46
SECTION 4.12. Business Activities ....................            48
SECTION 4.13. Maintenance of Insurance ...............            48
SECTION 4.14. Compliance Certificates; Statement by
              Officers as to Default  ................            50
SECTION 4.15. Further Acts and Instruments ...........            51
SECTION 4.16. Business Activities of GlobalStar.......            51
SECTION 4.17. Calculation of Original Issue Discount..            51


                                    ARTICLE 5

                                Successor Company


SECTION 5.01. When Issuers May Merge or Transfer
                Assets ...............................            51


                                    ARTICLE 6

                              Defaults and Remedies


SECTION 6.01. Events of Default ......................            53
SECTION 6.02. Acceleration ...........................            56
SECTION 6.03. Other Remedies .........................            56
SECTION 6.04. Waiver of Past Defaults ................            56
SECTION 6.05. Control by Majority ....................            57
SECTION 6.06. Limitation on Suits ....................            57

SECTION 6.07. Rights of Holders to Receive Payment ...            58
SECTION 6.08. Collection Suit by Trustee .............            58
SECTION 6.09. Trustee May File Proofs of Claim .......            58
SECTION 6.10. Priorities .............................            59
SECTION 6.11. Undertaking for Costs ..................            59
SECTION 6.12. Waiver of Stay or Extension Laws .......            59


                                    ARTICLE 7

                                     Trustee


SECTION 7.01. Duties of Trustee ......................            60
SECTION 7.02. Rights of Trustee ......................            61
SECTION 7.03. Individual Rights of Trustee ...........            62
SECTION 7.04. Trustee's Disclaimer ...................            62
SECTION 7.05. Notice of Defaults .....................            62
SECTION 7.06. Reports by Trustee to Holders ..........            63
SECTION 7.07. Compensation and Indemnity .............            63
SECTION 7.08. Replacement of Trustee .................            64
SECTION 7.09. Successor Trustee by Merger ............            65
SECTION 7.10. Eligibility; Disqualification ..........            65
SECTION 7.11. Preferential Collection of Claims
                Against Issuers ......................            66


                                    ARTICLE 8

                       Discharge of Indenture; Defeasance


SECTION 8.01. Discharge of Liability on Securities;
                Defeasance ...........................            66
SECTION 8.02. Conditions to Defeasance ...............            67
SECTION 8.03. Application of Trust Money .............            69
SECTION 8.04. Repayment to Issuers ...................            69
SECTION 8.05. Indemnity for Government Obligations ...            69
SECTION 8.06. Reinstatement ..........................            69


                                    ARTICLE 9

                                   Amendments


SECTION 9.01. Without Consent of Holders .............            70
SECTION 9.02. With Consent of Holders ................            71

SECTION 9.03. Compliance with Trust Indenture ........            72
SECTION 9.04. Revocation and Effect of Consents
                and Waivers ..........................            72
SECTION 9.05. Notation on or Exchange of Securities ..            72
SECTION 9.06. Trustee To Sign Amendments .............            73
SECTION 9.07. Payment for Consent ....................            73


                                   ARTICLE 10

                              Subsidiary Guaranties


SECTION 10.01. Guaranties ............................             73
SECTION 10.02. Limitation on Liability ...............             76
SECTION 10.03. Successors and Assigns ................             76
SECTION 10.04. No Waiver .............................             76
SECTION 10.05. Modification ..........................             76
SECTION 10.06. Release of Subsidiary Guarantor .......             76


                                   ARTICLE 11

                                  Miscellaneous


SECTION 11.01. Trust Indenture Act Controls ..........             77
SECTION 11.02. Notices ...............................             77
SECTION 11.03. Communication by Holders with Other
                Holders ..............................             78
SECTION 11.04. Certificate and Opinion as to
                Conditions Precedent .................             78
SECTION 11.05. Statements Required in Certificate
                or Opinion ...........................             78
SECTION 11.06. When Securities Disregarded ...........             79
SECTION 11.07. Rules by Trustee, Paying Agent and
                Registrar ............................             79
SECTION 11.08. Legal Holidays ........................             79
SECTION 11.09. Governing Law .........................             79
SECTION 11.10. No Recourse Against Others ............             79
SECTION 11.11. Successors ............................             80
SECTION 11.12. Multiple Originals ....................             80
SECTION 11.13. Table of Contents; Headings ...........             80


Exhibit A - Form of Security
Rule 144A/Regulation S Appendix

                              INDENTURE dated as of February 15, 1997, among
                           Globalstar, L.P., a Delaware Limited Partnership ("Globalstar"), Globalstar Capital Corporation, a Delaware corporation ("Globalstar Capital" and, together with Globalstar, the "Issuers") and The Bank of New York, a New York banking corporation (the "Trustee").


                  Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Issuers' 11 3/8% Senior Notes due 2004 (the "Initial Securities") and, if and when issued pursuant to a registered exchange for Initial Securities, the Issuers' 11 3/8% Senior Notes due 2004 (the "Exchange Securities") and if and when issued pursuant to a private exchange for Initial Securities, the Issuers' 11 3/8% Senior Notes due 2004 (the "Private Exchange Securities", together with the Exchange Securities and the Initial Securities, the "Securities"):


                                    ARTICLE 1

                   Definitions and Incorporation by Reference


                  SECTION 1.01. Definitions.

                  "Acquired Debt" means, with respect to any specified Person,
(i) Debt of any other Person existing at the time such Person merges with or into or consolidates with or becomes a Restricted Subsidiary of such specified Person and (ii) Debt secured by a Lien encumbering any asset acquired by such specified Person, which Debt or Lien was not Incurred in anticipation of, and was outstanding prior to, such merger, consolidation or acquisition.

                  "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; provided, however, that beneficial ownership of 10% or more of the voting securities of a Person shall be decreed to be control. The terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Asset Disposition" means any transfer, conveyance, sale, lease or other disposition (collectively, any "disposition") by the Issuers or any Restricted Subsidiary (including any disposition by means of a consolidation, merger or similar transaction) but excluding a disposition by a Restricted Subsidiary to the Issuers or a Wholly-Owned Restricted Subsidiary or by the Issuers to a Wholly-Owned Restricted Subsidiary of (i) shares of Capital Stock or other ownership interests of a Restricted Subsidiary, (ii) all or substantially all of the assets of the Issuers or any Restricted Subsidiary representing a division or line of business or (iii) other assets or rights of such Person or any of its Restricted Subsidiaries other than a disposition (a) in the ordinary course of business, (b) that constitutes a Restricted Payment which is permitted pursuant to Section 4.05 or (c) that is subject to the provisions set forth in Section 5.01(a); provided, however, that a transaction described in clauses (i), (ii) and (iii) shall constitute an Asset Disposition only to the extent that the aggregate consideration for all such transfers, conveyances, sales, leases or other disposition exceeds $5 million in any 12-month period.

                  "Attributable Debt" in respect of a Sale and Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

                  "Average Life" means, as of the date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

                  "Bank Credit Agreement" means any one or more credit agreements (which may include or consist of revolving credits) between Globalstar, Globalstar Capital or any

Restricted Subsidiary and one or more banks or other financial institutions providing financing for the business of Globalstar and its Restricted Subsidiaries.

                  "Build-out" means the construction, acquisition, improvement, operation and development (including all costs related thereto) of the Globalstar System, until such time as Globalstar shall have (i) constructed at least 64 satellites for use in the Globalstar System; (ii) launched or attempted to launch (through "intentional ignition") at least 56 satellites for use in the Globalstar System; and (iii) commenced commercial service of the Globalstar System with at least 44 satellites in orbit and Operating.

                  "Business Day" means each day which is not a Legal Holiday.

                  "Capital Lease Obligation" of any Person means an obligation that is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with GAAP (a "Capital Lease"). The Stated Maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. The amount of such Debt represented by such obligation shall be the capitalized amount thereof that would appear on the face of a balance sheet of such Person in accordance with GAAP.

                  "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person and shall (i) include any Special Preferred Obligations and other preferred equivalent obligations and (ii) exclude debt securities convertible into Capital Stock.

                  "Change of Control" means:

                  (i) the sale, lease or transfer, in one transaction or a series of related transactions, of all or substantially all the assets of Globalstar and the Restricted Subsidiaries;

                  (ii) the adoption of a plan relating to the liquidation or dissolution of Globalstar or Globalstar Capital;

                  (iii) one or more Dispositions which cause Loral's direct and indirect equity interest in Globalstar to be reduced by more than 30% as compared to its direct and indirect equity interest in Globalstar as of December 31, 1996; or

                  (iv) the first day on which:

                           (a) Globalstar fails to own, of record and
                  beneficially, 100% of the equity interests and voting stock of Globalstar Capital; or

                           (b) Loral fails to be, or, directly or indirectly,
                  fails solely to control, the sole managing general partner of Globalstar.

                  Notwithstanding clauses (i), (ii) and (iv)(b) above, neither the acquisition by GTL, Loral or any wholly owned subsidiary of Loral of a majority of the partnership interests in, or substantially all the assets of, Globalstar, nor the merger of Globalstar with and into GTL, Loral or any wholly owned subsidiary of Loral shall constitute a change in control; provided, however, that with respect to clause (iv)(b), Loral continues to control, or is the corporate successor to, Globalstar.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Commission" means the Securities and Exchange Commission and any survivor agency.

                  "Consolidated Cash Flow Available for Fixed Charges" for any period means the Consolidated Net Income of Globalstar and its Restricted Subsidiaries for such period plus Consolidated Interest Expense of Globalstar and its Restricted Subsidiaries for such period, plus the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Income Tax Expense of Globalstar and its Restricted Subsidiaries for such period, (ii) the consolidated depreciation and amortization expense included in the income statement of Globalstar and its Restricted Subsidiaries for such period and (iii) any non-cash expense related to the issuance to employees of Globalstar or any

Restricted Subsidiary of Globalstar of options to purchase Capital Stock of Globalstar or such Restricted Subsidiary; provided, however, that there shall be excluded therefrom the Consolidated Cash Flow Available for Fixed Charges (if positive) of any Restricted Subsidiary (calculated separately, for such Restricted Subsidiary in the same manner as provided above for Globalstar) that is subject to a restriction which prevents the payment of dividends or the making of distributions to Globalstar or another Restricted Subsidiary to the extent of such restriction; provided further, however, that if Consolidated Cash Flow Available For Fixed Charges for any period shall be less than $1, Consolidated Cash Flow For Fixed Charges for such period shall be deemed to be $1.

                  "Consolidated Income Tax Expense" for any period means the consolidated provision for income taxes of Globalstar and the Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with GAAP.

                  "Consolidated Interest Expense" means, for any period, the consolidated interest expense included in a consolidated income statement (excluding interest income) of Globalstar and the Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with GAAP, plus, to the extent not so included, cash dividends paid during such period on Special Preferred Obligations.

                  "Consolidated Net Income" means, for any period, the consolidated net income (or loss) of Globalstar and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, less the amount of any cash dividends paid during such period on Special Preferred Obligations; provided, however, that there shall be excluded therefrom (i) the net income (or loss) of any Person acquired by Globalstar or a Restricted Subsidiary in a pooling-of-interests transaction for any period prior to the date of such transaction, (ii) the net income (and loss) of any Person that is not a Restricted Subsidiary except to the extent of the amount of dividends or other distributions actually paid to Globalstar or a Restricted Subsidiary by such Person during such period, (iii) gains (but not losses) on Asset Dispositions by Globalstar or any Restricted Subsidiary, (iv) all extraordinary gains and losses, (v) the cumulative effect of changes in accounting principles,
(vi) non-cash gains or losses resulting from fluctuations in currency exchange rates, (vii) any noncash gain or loss realized on the termination of any employee pension benefit plan and (viii) the tax effect of any of the items described in clauses (i) through (vii) above; provided further, however, that for purposes of any determination pursuant to the provisions of Section 4.05, (a) there shall further be excluded therefrom the net income (but not net loss) of any Restricted Subsidiary that is subject to a restriction which prevents the payment of dividends or the making of distributions to Globalstar or another Restricted Subsidiary of Globalstar to the extent of such restriction and (b) there shall further be deducted therefrom an amount equal to the Tax Amount paid by Globalstar during such period.

                  "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less amounts attributable to Disqualified Stock of such Person; provided, however, that, with respect to Globalstar, adjustments following the date of this Indenture to the accounting books and records of Globalstar in accordance with Accounting Principles Board Opinions Nos. 16 and 17 (or successor opinions thereto) or otherwise resulting from the acquisition of control of Globalstar by another Person shall not be given effect to.

                  "Debt" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including any such obligations Incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith), (v) every Capital Lease Obligation of such Person,
(vi) all Receivables Sales of such Person, together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith, (vii) all obligations to redeem Disqualified Stock issued by such Person, (viii) all Attributable Debt,
(ix) every obligation
under Interest Rate and Currency Protection Agreements of such Person, (x) every obligation of the type referred to in clauses (i) through (ix) of another Person secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the fair market value of such property or assets and the amount of the obligation so secured and (xi) every obligation of the type referred to in clauses (i) through (x) of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed. The "amount" or "principal amount" of Debt at any time of determination as used herein represented by (a) any Debt issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with GAAP, (b) any Receivables Sales shall be the amount of the unrecovered capital or principal investment of the purchaser (other than Globalstar or a Wholly-Owned Restricted Subsidiary) thereof, excluding amounts representative of yield or interest earned on such investment, (c) any Disqualified Stock, shall be the maximum fixed redemption or repurchase price in respect thereof, (d) any Capital Lease Obligation, shall be determined in accordance with the definition thereof and (e) any Permitted Interest Rate or Currency Protection Agreement shall be zero. In no event shall Debt include any liability for taxes. For purposes of determining any particular amount of Debt, Guarantees or Liens with respect to letters of credit supporting Debt otherwise included in the determination of a particular amount shall not be included.

                  "Default" means an event that is, or after the passing of time or the giving of notice both would be, an Event of Default.

                  "Disposition" means (i) the sale, transfer or other conveyance by Loral or any of its Subsidiaries (other than to a wholly owned subsidiary, of Loral) of (a) Globalstar partnership interests or (b) equity interests in any entity (an "intermediate entity") which owns, directly or indirectly, Globalstar partnership interests or (ii) the issue and sale by any such intermediate entity of its equity securities to one or more third parties if and to the extent the proceeds of such issue and sale are distributed by such intermediate entity to Loral or any of its Subsidiaries.

                  "Disqualified Stock" of any Person means any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the first anniversary of the final Stated Maturity of the Securities; provided, however, that any Preferred Stock which would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require Globalstar to repurchase or redeem such Preferred Stock upon the occurrence of a change of control occurring prior to the first anniversary of the final Stated Maturity of the Securities shall not constitute Disqualified Stock if the change of control provisions applicable to such Preferred Stock are no more favorable to the holders of such Preferred Stock than the provisions applicable to the Securities contained in Section 4.10 and such Preferred Stock specifically provides that Globalstar will not repurchase or redeem any such stock pursuant to such provisions prior to Globalstar's repurchase of such Securities as are required to be repurchased pursuant to Section 4.10; provided further, however, that all Special Preferred Obligations shall be deemed to be Disqualified Stock.

                  "Eligible Institution" means a commercial banking institution that has combined capital and surplus of not less than $500 million or its equivalent in foreign currency, whose debt is rated "A-3" or higher or "A-" or higher according to Moody's Investors Service, Inc. or Standard & Poor's Ratings Group (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities
Act)) respectively, at the time as of which any investment or rollover therein is made.

                  "Event of Default" has the meaning set forth in Section 6.01.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended (or any successor act) and the rules and regulations thereunder.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board, (iii) such other statements by such other entity as approved by a significant segment of the accounting profession and
(iv) the rules and regulations of the Commission governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the Commission.

                  "General Partners' Committee" means the committee consisting of representatives of the general partners of Globalstar that governs the activities of Globalstar.

                  "Globalstar System" means Globalstar's worldwide, low-earth orbit, satellite-based digital telecommunications system as described in Globalstar's Offering Memorandum dated February 13, 1997 with respect to the Securities.

                  "Globaltel Russia" means Globalstar-Space Telecommunications, a Russian closed joint stock company.

                  "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which obligations or guarantee the full faith and credit of the United States is pledged and which have a remaining weighted Average Life to maturity of not more than one year from the date of Investment therein.

                  "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guaranteeing, any Debt of any other Person, (the "primary obligor") in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt,
(ii) to purchase property, securities or services for the purposes of assuring the holder of such Debt of the payment of such Debt, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt (and "Guaranteed", "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing); provided, however, that the Guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

                  "Holders" means the registered holders from time to time of the Securities.

                  "Incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or other obligation including by acquisition of Subsidiaries or the recording, as required pursuant to GAAP or otherwise, of any such Debt or other obligation on the balance sheet of such Person (and "Incurrence", "Incurred" and "Incurring" shall have the meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt and that neither the accrual of interest nor the accretion of original issue discount shall be deemed an Incurrence of Debt. Notwithstanding the foregoing, Globalstar may elect to treat all or any portion of revolving credit debt of Globalstar or a Subsidiary as being Incurred from and after any date beginning the date the revolving credit commitment is extended to Globalstar or a Subsidiary, by furnishing notice thereof to the Trustee, and any borrowings or reborrowings by Globalstar or a Subsidiary under such commitment up to the amount of such commitment designated by Globalstar as Incurred shall not be deemed to be new Incurrence of Debt by Globalstar or such Subsidiary; provided, however, that the undrawn portion of any such revolving credit debt shall be deemed to be outstanding Debt until such time as the commitment thereunder is terminated. The accretion of principal of a non-interest bearing or other discount security shall not be deemed the Incurrence of Debt.

                  "Indenture" means this Indenture as amended or supplemented from time to time.

                  "Independent Financial Advisor" means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the judgement of the General Partners' Committee of Globalstar, qualified to perform the task for which it has been engaged and disinterested and independent with respect to the Issuers and their Subsidiaries and Affiliates.

                  "Interest Rate or Currency Protection Agreement" of any Person means any forward contract, futures contract, swap, option or other financial, agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements) relating to, or the value of which is dependent upon, interest rates or currency exchange rates or indices.

                  "Investment" by any Person means any direct or indirect loan, advance or other extension of credit or capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) to, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person, including any payment on a Guarantee of any obligation of such other Person, but excluding any loan, advance or extension of credit to an employee of Globalstar or any Restricted Subsidiary in the ordinary course of business, accounts receivables and other commercially reasonable extensions of trade credit.

                  "Issue Date" means the date on which the Securities are first issued and delivered.

                  "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, Receivables Sale, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any Sale and Leaseback Transaction).

                  "Liquidated Damages" means additional cash interest with respect to the Securities payable upon the occurrence of certain events as specified in the Registration Rights Agreement dated as of February 19, 1997, among Globalstar, Globalstar Capital, and Lehman Brothers Inc., Bear, Stearns & Co. Inc., Donaldson, Lufkin & Jenrette

Securities Corporation and Unterberg Harris, as initial purchasers.

                  "Loral" means Loral Space & Communications Ltd., a Bermuda company.

                  "Marketable Securities" means: (i) Government Securities; (ii) any time deposit account, money market deposit and certificate of deposit maturing not more than 270 days after the date of acquisition issued by, or time deposit of, an Eligible Institution; (iii) commercial paper maturing not more than 270 days after the date of acquisition issued by a corporation (other than an Affiliate of Globalstar) with a rating, at the time as of which any investment therein is made, of "P-1" or higher according to Moody's Investors Service, Inc. or "A-1" or higher according to Standard & Poor's Ratings Group (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities
Act)); (iv) any banker's acceptances or money market deposit accounts issued or offered by an Eligible Institution; (v) repurchase obligations with a term of not more than 7 days for Government Securities entered into with an Eligible Institution; and (vi) any fund investing exclusively in investments of the types described in clauses (i) through (v) above.

                  "Net Available Proceeds" from any Asset Disposition by any Person means cash or Marketable Securities received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquiror of Debt or other obligations relating to such properties or assets) therefrom by such Person, net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses Incurred and all federal, state, provincial, foreign and local taxes (including taxes payable upon payment or other distribution of funds from a foreign subsidiary to Globalstar or another Subsidiary of Globalstar) required to be accrued as a liability as a consequence of such Asset Disposition, (ii) all payments made by such Person or its Restricted Subsidiaries on any Debt which is secured by such assets in accordance with the terms of any Lien upon or with respect to such assets or which must by the terms of such Lien, or in order to obtain a necessary consent to such Asset Disposition or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments made to minority interest holders in Restricted Subsidiaries of such Person or joint ventures as a result of such Asset Disposition, (iv) appropriate amounts to be provided by such Person or any Restricted Subsidiary thereof, as the case may be, as a reserve in accordance with GAAP against any liabilities associated with such assets and retained by such Person or any Restricted Subsidiary thereof, as the case may be, after such Asset Disposition, including, without limitation, liabilities under any indemnification obligations and severance and other employee termination costs associated with such Asset Disposition, in each case as determined by the General Partners' Committee of Globalstar, in its reasonable good faith judgment evidenced by a board resolution filed with the Trustee; provided, however, that any reduction in such reserve within twelve months following the consummation of such Asset Disposition will be treated for all purposes of this Indenture and the Securities as a new Asset Disposition at the time of such reduction with Net Available Proceeds equal to the amount of such reduction, and (v) any consideration for an Asset Disposition (which would otherwise constitute Net Available Proceeds) that is required to be held in escrow pending determination of whether a purchase price adjustment will be made, but amounts under this clause (v) shall become Net Available Proceeds at such time and to the extent such amounts are released to such Person.

                  "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

                  "Non-Recourse Debt" means Debt:

                  (i) as to which neither the Issuers nor any Restricted
         Subsidiary:

                           (a) provides credit support of any kind (including
                  any undertaking, agreement or instrument that would constitute
                  Debt);

                           (b) is directly or indirectly liable (as a guarantor
                  or otherwise); or

                           (c) constitutes the lender;

                  (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Issuer or any Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Debt of the Issuers or any Restricted Subsidiary to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

                  (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Issuers or any of their Restricted Subsidiaries.

                  "Offer to Purchase" means a written offer (the "Offer") sent by Globalstar by first class mail, postage prepaid, to each holder at his address appearing in the Securities register on the date of the Offer offering to purchase up to the principal amount of Securities specified in such Offer at the purchase price specified in such Offer (as determined pursuant to this Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of such Offer and a settlement date for purchase of Securities within five Business Days after the Expiration Date. The Issuers shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of Globalstar's obligation to make an Offer to Purchase, and the Offer shall be mailed by Globalstar or, at Globalstar's request, by the Trustee in the name and at the expense of Globalstar. The Offer shall contain information concerning the business of Globalstar and its Subsidiaries which Globalstar in good faith believes will enable such holders to make an informed decision with respect to the Offer to Purchase (which at a minimum will include (i) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the documents required to be filed with the Trustee pursuant to this Indenture (which requirements may be satisfied by delivery of such documents together with the Offer), (ii) a description of material developments in Globalstar's business subsequent to the date of the latest of such financial statements referred to in clause (i) (including a description of the events requiring Globalstar to make the Offer to Purchase), (iii) if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring Globalstar to make the Offer to Purchase and (iv) any other information required by applicable law to be included therein). The Offer shall contain all instructions and materials necessary to enable such holders to tender Securities pursuant to the Offer to Purchase.

                  "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Issuers.

                  "Officers' Certificate" means a certificate signed by two Officers.

                  "Operating" means, with respect to any satellite, that at least 50% of the call circuits of such satellite are operating at design performance specifications.

                  "Opinion of Counsel" means an opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of, or counsel to, the Issuers or the Trustee.

                  "Permitted Interest Rate or Currency Protection Agreement" of any Person means any Interest Rate or Currency Protection Agreement entered into with one or more financial institutions in the ordinary course of business that is designed to protect such Person against fluctuations in interest rates or currency exchange rates with respect to Debt Incurred and which shall have a notional amount no greater than the payments due with respect to the Debt being hedged thereby and not for purposes of speculation.

                  "Permitted Investment" means an Investment by an Issuer or any Restricted Subsidiary (i) in any Person as a result of which such Person becomes a Restricted Subsidiary, (ii) in Marketable Securities, (iii) in Permitted Interest Rate or Currency Protection Agreements, (iv) made as a result of the receipt of noncash consideration from an Asset Disposition that was made pursuant to and in compliance with Section 4.07 and (v) consisting of loans or advances to employees made in the ordinary course of business not to exceed $3 million in the aggregate outstanding at any one time.

                  "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof or any other entity.

                  "Preferred Stock" of any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

                  "principal" of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

                  "Receivables" means receivables, chattel paper, instruments, documents or intangibles evidencing or relating to the right to payment of money in respect of the sale of goods or services.

                  "Receivables Sale" of any Person means any sale of Receivables of such Person (pursuant to a purchase facility or otherwise), other than in connection with a disposition of the business operations of such Person relating thereto or a disposition of defaulted Receivables for purpose of collection and not as a financing arrangement.

                  "Refinance" means in respect of any Debt, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Debt in exchange or replacement for, such Debt. "Refinanced" and "Refinancing" shall have correlative meanings.

                  "Refinancing Debt" means Debt that Refinances any Debt of the Issuers or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with this Indenture, including Debt that Refinances Refinancing Debt; provided, however, that (i) such Refinancing Debt has a Stated Maturity no earlier than the Stated Maturity of the Debt being Refinanced, (ii) such Refinancing Debt has an Average Life at the time such Refinancing Debt is Incurred that is equal to or greater than the Average Life of the Debt being Refinanced,
(iii) such Refinancing Debt has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Debt being Refinanced, (iv) in the event the Debt being Refinanced constitutes a Subordinated Obligation, the Refinancing Debt is subordinated to the Securities to at least the same extent as the Debt being Refinanced and (v) Special Preferred Obligations may only be Refinanced with Preferred Stock (other than Preferred Stock that is Disqualified Stock), other Special Preferred Obligations or Subordinated Obligations; provided, further, however, that Refinancing Debt shall not include (x) Debt of a Subsidiary that Refinances Debt of the Issuers or (y) Debt of the Issuers or a Restricted Subsidiary that Refinances Debt of an Unrestricted Subsidiary.

                  "Related Person" of any Person means any other Person directly or indirectly owning (a) 10% or more of the outstanding common equity of such Person (or, in the case of a Person that is not a corporation, 10% or more of the equity interest in such Person) or (b) 10% or more of the combined voting power of the Voting Stock of such Person.

                  "Restricted Payment" with respect to any Person means (i) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and dividends or distributions payable solely to the Issuers or a Restricted Subsidiary, and other than pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Restricted Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation)), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of an Issuer held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Issuers (other than a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into

Capital Stock of the Issuers that is not Disqualified Stock), (iii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or
(iv) the making of any Investment in any Person (other than a Permitted Investment).

                  "Restricted Subsidiary" means any Subsidiary of Globalstar, whether existing on or after the Issue Date, unless such Subsidiary is an Unrestricted Subsidiary.

                  "Sale and Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby an Issuer or a Restricted Subsidiary transfers such property to a Person and an Issuer or a Restricted Subsidiary leases it from such Person.

                  "Securities" means the Securities issued under this Indenture.

                  "Securities Act" means the Securities Act of 1933, as amended (or any successor act) and the rules and regulations thereunder.

                  "Significant Subsidiary" means a Restricted Subsidiary that is a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X under the Securities Act and the Exchange Act.

                  "Special Preferred Obligations" means (i) preferred partnership interests of Globalstar existing as of the Issue Date and (ii) any preferred partnership interests, convertible preferred equivalent obligations or similar preferred obligations of Globalstar issued after the Issue Date to finance the Build-out; provided, however, that any such preferred partnership interests, convertible preferred equivalent obligations or similar preferred obligations of Globalstar issued after the Issue Date shall not constitute Special Preferred Obligations if such interest or obligation, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the Holders), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final Stated Maturity of the Securities; provided further, however, that any such interest or obligation which would constitute Special Preferred Obligations but for provisions thereof giving holders thereof the right to require Globalstar to repurchase or redeem such interest or obligation upon the occurrence of a change of control occurring prior to the final Stated Maturity of the Securities shall constitute Special Preferred Obligations if the change of control provisions applicable to such interest or obligation are no more favorable to the holders of such interest or obligation than the provisions applicable to the Securities contained in Section
4.10 and such interest or obligation specifically provides that Globalstar will not repurchase or redeem any such interest or obligation pursuant to such provisions prior to Globalstar's repurchase of such Securities as are required to be repurchased pursuant to Section 4.10. Notwithstanding the foregoing, preferred partnership interests, convertible preferred equivalent obligations or similar preferred obligations of Globalstar issued after the Issue Date shall not be Special Preferred Obligations unless, at the time of their issuance, Globalstar shall certify to the Trustee that such interests or obligations shall be designated Special Preferred Obligations.

                  "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

                  "Subordinated Obligation" means any Debt of the Issuers (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Securities pursuant to a written agreement to that effect.

                  "Subsidiary" of any Person means (i) a corporation more than 50% of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other

Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries of such Person, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

                  "Subsidiary Guaranty" means the Guarantee by a Subsidiary Guarantor of the Issuers' obligations with respect to the Securities contained in Article 10 hereof.

                  "Subsidiary Guarantor" means any Subsidiary which, pursuant to the terms hereof, has executed a supplemental indenture in a form reasonably satisfactory to the Trustee and become bound by the terms hereof, including
Article 10 hereof.

                  "Tax Amount" means, with respect to any year, an amount not to exceed the sum of the ordinary income from trade or business activities and other items of income, loss and deduction reported by Globalstar for that year for United States federal income tax purposes multiplied by a percentage equal to the sum of (a) the highest applicable federal corporation income tax rate for that year (expressed as a percentage) plus (b) 8% multiplied by the excess of 100% over the highest applicable federal corporate income tax for that year (expressed as a percentage).

                  "Temporary Cash Investments" means any of the following: (i) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof, (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt that is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause
(ii) above, (iv) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Issuers) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Group, and (v) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of this Indenture, except as provided by Section 9.03.

                  "Transitory Equipment Subsidiary" means a Subsidiary of Globalstar whose only business activity is acquiring equipment from Globalstar for the sole purpose of selling such equipment to a service provider to Globalstar; provided, however, that Globalstar retains a security interest in such equipment so long as it is owned by such Subsidiary; provided further, however, that such Subsidiary has no Debt outstanding at any time other than Debt represented by such security interest.

                  "Trust Officer" means any officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

                  "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

                  "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

                  "Unrestricted Subsidiary" means (i) any Subsidiary of Globalstar designated as such by the General Partner's Committee as set forth below where (a) neither Globalstar nor any of its other Subsidiaries (other than another Unrestricted Subsidiary)
(1) provides credit support for, or Guarantee of, any Debt of such Subsidiary or any Subsidiary of such Subsidiary (including any undertaking, agreement or instrument evidencing such Debt), (2) is directly or indirectly liable for any Debt of such Subsidiary or any Subsidiary of such Subsidiary, or (3) has any obligation to make additional Investments in such Subsidiary or any Subsidiary of such Subsidiary, (b) such Subsidiary has no Debt other than Non-Recourse Debt; provided, however, that if any Unrestricted Subsidiary Incurs any Debt other than Non-Recourse Debt or any Non-Recourse Debt Incurred by such Unrestricted Subsidiary shall thereafter cease for any reason to be Non-Recourse Debt, such event shall be deemed to constitute an Incurrence of such Debt by Globalstar and such Unrestricted Subsidiary shall be deemed to be a Restricted Subsidiary for purposes of Section 4.04 and (c) such Subsidiary and each Subsidiary of such Subsidiary has at least one director on its board of directors that is not a director or executive officer of Globalstar or any Restricted Subsidiary and (ii) any Subsidiary of an Unrestricted Subsidiary. The General Partner's Committee may designate any Subsidiary to be an Unrestricted Subsidiary unless such Subsidiary or any Subsidiary of such Subsidiary owns any Capital Stock or Debt of, or owns or holds any Lien on any property of, Globalstar or any other Subsidiary of Globalstar which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) immediately after giving effect to such designation, Globalstar could incur an additional $1.00 of Debt pursuant to
Section 4.03(a) and provided further, however, that Globalstar could make a Restricted Payment in an amount equal to the greater of the fair market value and the book value of such Subsidiary pursuant to Section 4.05 and such amount is thereafter treated as a Restricted Payment for the purpose of calculating the aggregate amount available for Restricted Payments thereunder. The General Partners' Committee may designate any Unrestricted Subsidiary to be a Restricted Subsidiary, provided that, immediately after giving effect to such designation, Globalstar could incur an additional $1.00 of Debt pursuant to Section 4.03(a). Notwithstanding the foregoing, neither Globalstar Capital nor any of its Subsidiaries shall be Unrestricted Subsidiaries.

                  "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is Pledged and which are not callable or redeemable at the issuer's option.

                  "Vendor Financing Facility" means any agreements between Globalstar, Globalstar Capital and/or any Restricted Subsidiary and one or more vendors or lessors of equipment to Globalstar, Globalstar Capital and/or any Restricted Subsidiary (or any affiliate of any such vendor or lessor) providing financing for the acquisition by Globalstar or any such Restricted Subsidiary of equipment from any such vendor or lessor.

                  "Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

                  "Wholly-Owned Restricted Subsidiary" means a Restricted Subsidiary 99% or more of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by Globalstar or by one or more Wholly-Owned Restricted Subsidiaries of Globalstar or by Globalstar and one or more Wholly-Owned Restricted Subsidiaries of Globalstar.

                  SECTION 1.02. Other Definitions.

                                                          Defined in
                                 Term                      Section
                                 ----                     ----------
         "Affiliate Transaction" ................           4.08
         "Appendix" .............................           2.01
         "Bankruptcy Law" .......................           6.01
         "Cash Insurance" .......................           4.13
         "covenant defeasance option" ...........           8.01(b)
         "Custodian" ............................           6.01
         "Debt Coverage Ratio" ..................           4.03
         "Event of Default" .....................           6.01
         "Exchange Securities" ..................           Recital
         "Globalstar" ...........................           Preamble
         "Globalstar Capital" ...................           Preamble
         "Initial Securities" ...................           Recital
         "In-orbit Insurance Event" .............           4.13
         "Insurance Account" ....................           4.13
         "Insurance Proceeds" ...................           4.13
         "Issuers" ..............................           Preamble
         "legal defeasance option" ..............           8.01(b)
         "Legal Holiday" ........................          11.08
         "Notice of Default" ....................           6.01
         "Obligations" ..........................          10.01
         "Paying Agent" .........................           2.03
         "Permitted Lien" .......................           4.11
         "Private Exchange Securities" ..........           Recital
         "Registrar".............................           2.03
         "Securities" ...........................           Recital
         "Successor Issuers" ....................           5.01
         "Trustee" ..............................           Preamble

                  SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

                  "Commission" means the Commission;

                  "indenture securities" means the Securities;

                  "indenture security holder" means a Securityholder;

                  "indenture to be qualified" means this Indenture;

                  "indenture trustee" or "institutional trustee" means the Trustee; and

                  "obligor" on the indenture securities means the Issuers and any other obligor on the indenture securities.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.

                  SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3) "or" is not exclusive;

                  (4) "including" means including without limitation;

                  (5) words in the singular include the plural and words in the plural include the singular;

                  (6) unsecured Debt shall not be deemed to be subordinate or junior to secured Debt merely by virtue of its nature as unsecured Debt;

                  (7) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP but accretion of principal on such security shall not be deemed to be the Incurrence of Indebtedness;

                  (8) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater; and

                  (9) all references to the date the Securities were originally issued shall refer to the date the Initial Securities were originally issued.

                                    ARTICLE 2

                                 The Securities


                  SECTION 2.01. Form and Dating. Provisions relating to the Initial Securities, the Private Exchange Securities and the Exchange Securities are set forth in the Rule 144A/Regulation S Appendix attached hereto (the "Appendix") which is hereby incorporated in and expressly made part of this Indenture. The Initial Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit 1 to the Appendix which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Securities, the Private Exchange Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuers are subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuers). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in the Appendix and Exhibit A are part of the terms of this Indenture.

                  SECTION 2.02. Execution and Authentication. Two Officers shall sign the Securities for the Issuers by manual or facsimile signature.

                  If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

                  A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                  The Trustee shall authenticate and deliver Securities for original issue upon a written order of the Issuers signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Issuers. Such order shall specify the amount of the

Securities to be authenticated and the date on which the original issue of Securities is to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed that amount except as provided in Section 2.07.

                  The Trustee may appoint an authenticating agent reasonably acceptable to the Issuers to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

                  SECTION 2.03. Registrar and Paying Agent. The Issuers shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange.
The Issuers may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

                  The Issuers shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuers shall notify the Trustee of the name and address of any such agent. If the Issuers fail to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Issuers or any of their domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

                  The Issuers initially appoint the Trustee as Registrar and Paying Agent in connection with the Securities.

                  SECTION 2.04. Paying Agent To Hold Money in Trust. Prior to each due date of the principal and interest and Liquidated Damages (if any) on any Security, the Issuers shall deposit with the Paying Agent a sum sufficient to pay such principal and interest and Liquidated Damages (if any) when so becoming due. The Issuers shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest and Liquidated Damages (if any) on the Securities and shall notify the Trustee of any default by the Issuers in making any such payment. If either Issuer or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section , the Paying Agent shall have no further liability for the money delivered to the Trustee.

                  SECTION 2.05. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

                  SECTION 2.06. Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of Section 8-401(1) (or any successor provision thereto) of the Uniform Commercial Code are met. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Securities at the Registrar's or coregistrar's request. The Issuers may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section . The Issuers shall not be required to make and the Registrar need not register transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

                  Prior to the due presentation for registration of transfer of any Security, the Issuers, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest and Liquidated Damages (if any) on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Issuers, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

                  All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

                  SECTION 2.07. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Issuers shall issue and the Trustee shall authenticate a replacement Security if the requirements of
Section 8-405 (or any successor provision thereto) of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. Such Holder shall furnish an indemnity bond sufficient in the judgment of the Issuers and the Trustee to protect the Issuers, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Issuers and the Trustee may charge the Holder for their expenses in replacing a Security.

                  Every replacement Security is an additional obligation of the Issuers.

                  SECTION 2.08. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Issuers or an Affiliate of the Issuers holds the Security.

                  If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Issuers receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

                  If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest and Liquidated Damages (if any) payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest and Liquidated Damages (if any) on them ceases to accrue.

                  SECTION 2.09. Temporary Securities. Until definitive Securities are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Issuers consider appropriate for temporary Securities. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

                  SECTION 2.10 Cancellation. The Issuers at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and may, but shall not be required to, destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation unless the Issuers direct the Trustee to deliver canceled Securities to the Issuers. The Issuers may not issue new Securities to replace Securities they have redeemed, paid or delivered to the Trustee for cancellation.

                  SECTION 2.11. Defaulted Interest. If the Issuers default in a payment of interest and Liquidated Damages (if any) on the Securities, the Issuers shall pay defaulted interest and Liquidated Damages (if any) (plus interest on such defaulted interest and Liquidated Damages (if any) to the extent lawful) in any lawful manner. The Issuers may pay the defaulted interest and Liquidated Damages (if any) to the persons who are Securityholders on a subsequent special record date. The Issuers shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest and Liquidated Damages (if any) to be paid.

                  SECTION 2.12. CUSIP Numbers. The Issuers in issuing the Securities may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuers shall promptly notify the Trustee of any change in the CUSIP numbers.


                                    ARTICLE 3

                                   Redemption


                  SECTION 3.01. Notices to Trustee. If the Issuers elect to redeem Securities pursuant to paragraph 5 of the Securities, they shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption will occur.

                  The Issuers shall give each notice to the Trustee provided for in this Section at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Issuers to the effect that such redemption will comply with the conditions herein.

                  SECTION 3.02. Selection of Securities To Be Redeemed. If less than all the Securities are to be redeemed at any time, the Trustee shall select the

Securities to be redeemed by a method that complies with the requirements of the principal national securities exchange, if any, on which the Securities are listed, or if the Securities are not listed, on a pro rata basis, by lot or by such method as the Trustee in its sole discretion shall deem to be fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Issuers promptly of the Securities or portions of Securities to be redeemed.

                  SECTION 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Securities, the Issuers shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder's registered address.

                  The notice shall identify the Securities (including CUSIP number(s), if any) to be redeemed and shall state:

                  (1) the redemption date;

                  (2) the redemption price;

                  (3) the name and address of the Paying Agent;

                  (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

                  (6) that, unless the Issuers default in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest and Liquidated Damages (if any) on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

                  (7) the paragraph of the Securities pursuant to which the Securities called for redemption are being redeemed; and

                  (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

                  At the Issuers' request, the Trustee shall give the notice of redemption in the Issuers' name and at the Issuers' expense. In such event, the Issuers shall provide the Trustee with the information required by this Section.

                  SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest and Liquidated Damages (if any) to the redemption date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

                  SECTION 3.05. Deposit of Redemption Price. On or prior to the redemption date, the Issuers shall deposit with the Paying Agent (or, if an Issuer or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest and Liquidated Damages (if any) on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Issuers to the Trustee for cancellation.

                  SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Issuers shall execute and the Trustee shall authenticate for the Holder (at the Issuers' expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                                    ARTICLE 4

                                    Covenants

                  SECTION 4.01. Payment of Securities. The Issuers shall promptly pay the principal of and interest and Liquidated Damages (if any) on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal, interest and Liquidated Damages (if any) shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal, interest and Liquidated Damages (if any) then due.

                  The Issuers shall pay interest on overdue principal at the rate specified therefor in the Securities, and shall pay interest on overdue installments of interest and Liquidated Damages (if any) at the same rate to the extent lawful.

                  SECTION 4.02. SEC Reports. Notwithstanding that the Issuers may not be, or may not be required to remain, subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Issuers shall file with the Commission (unless the Commission will not accept such filing) and provide the Trustee and Holders of the Securities with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections , such information, documents and other reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections.

                  In addition, for so long as any Securities remain outstanding, the Issuers shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

                  Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers' compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

                  SECTION 4.03. Limitation on Consolidated Debt. (a) The Issuers may not, and may not permit any Restricted Subsidiary to, Incur any Debt; provided, however, that the Issuers or any Restricted Subsidiary may Incur Debt so long as the ratio of (i) the aggregate consolidated principal amount of Debt of the Issuers and the Restricted Subsidiaries outstanding as of the most recent available quarterly or annual balance sheet, after giving pro forma effect to the Incurrence of such Debt and any other Debt Incurred since such balance sheet date and the receipt and application of the proceeds thereof to (ii) Consolidated Cash Flow Available for Fixed Charges for the four full fiscal quarters ending on the date of such balance sheet determined on a pro forma basis as if any such Debt had been Incurred and the proceeds thereof had been applied at the beginning of such four fiscal quarters, would be less than 4.0 to
1.0 (the "Debt Coverage Ratio").

                  (b) Notwithstanding the foregoing limitation, the Issuers and any Restricted Subsidiary may Incur the following:

                  (i) Debt Incurred under any one or more Bank Credit Agreements, Vendor Financing Facilities or other agreements or arrangements to finance the Build-out; provided, however, that Debt Incurred pursuant to this clause (i), other than Debt Incurred pursuant to a Bank Credit Agreement or a Vendor Financing Facility, shall not have a Stated Maturity on or earlier than the Stated Maturity of the Securities, and shall not be mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or be redeemable at the option of the holder thereof, in whole or in part, on or prior to the Stated Maturity of the Securities;

                  (ii) Debt under any one or more Bank Credit Agreements or other agreements or arrangements to finance working capital requirements of Globalstar and any Refinancing Debt in respect of such Debt; provided, however, at the time of the Incurrence of such Debt and after giving effect thereto, the aggregate principal amount of all Debt Incurred pursuant to this clause (ii) and then outstanding shall not exceed $100 million;

                  (iii) Debt owed by the Issuers to any Wholly-Owned Restricted Subsidiary or Debt owed by any Wholly-Owned Restricted Subsidiary to the Issuers or to another Wholly-Owned Restricted Subsidiary; provided, however, that upon either (x) the transfer or other disposition by such Wholly-Owned Restricted Subsidiary or the Issuers of any Debt so permitted to a Person other than the Issuers or another Wholly-Owned Restricted Subsidiary or (y) the issuance (other than directors' qualifying shares), sale, lease, transfer or other disposition of shares of Capital Stock (including by consolidation or merger) of such Wholly-Owned Restricted Subsidiary to a Person other than the Issuers or another such Wholly-Owned Restricted Subsidiary, the provisions of this clause (iii) shall no longer be applicable to such Debt and such Debt shall be deemed to have been Incurred by the Issuers thereof at the time of such issuance, sale, lease, transfer or other disposition;

                  (iv) Refinancing Debt Incurred to Refinance Debt Incurred pursuant to the first paragraph of this covenant or pursuant to clause
         (i), (vi) or (vii) or this clause (iv) of this paragraph;

                  (v) Debt consisting of Permitted Interest Rate and Currency Protection Agreements;

                  (vi) Debt represented by the Securities;

                  (vii) Debt outstanding on the Issue Date (other than Debt described in clause (i), (ii), (iii), (vi) or (viii) of this paragraph);

                  (viii) Debt (including Capital Lease Obligations) of Globalstar or any Restricted Subsidiary financing the purchase, lease or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets), in each case Incurred no more than 180 days after such purchase, lease or improvement of such property and any Refinancing Debt in respect of such Debt, provided, however, that (x) the amount of such Debt (net of original issue discount) does not exceed, at the time initially Incurred, 90% of the fair market value of such acquired property or equipment and (y) at the time of the Incurrence of such Debt and after giving effect thereto, the aggregate amount of all Debt Incurred pursuant to this clause (viii) and then outstanding shall not exceed $100 million;

                  (ix) Debt consisting of performance and other similar bonds and reimbursement obligations Incurred in the ordinary course of business securing the performance of contractual, franchise or license obligations of the Issuers or a Restricted Subsidiary, or in respect of a letter of credit obtained to secure such performance; and

                  (x) Debt in an aggregate principal amount which, together with all other Debt of the Issuers and the Restricted Subsidiaries outstanding on the date of such Incurrence (other than Debt permitted by clauses (i) through (ix) above or Section 4.03(a)) does not exceed $50 million.

                  (c) For purposes of determining compliance with this Section 4.03, in the event that an item of Debt meets the criteria of more than one of the types of Debt the Issuers and the Restricted Subsidiaries are permitted to Incur, the Issuers or such Restricted Subsidiary, as the case may be, shall have the right, in their sole discretion, to classify such item of Debt at the time of its Incurrence and shall only be required to include the amount and type of such Debt under the clause permitting the Debt as so classified.

                  SECTION 4.04. Future Guarantors. In the event that, after the Issue Date, Globalstar shall acquire or create a Subsidiary, Globalstar shall cause such Subsidiary (unless such Subsidiary is a Transitory Equipment Subsidiary or is an Unrestricted Subsidiary) to become a Subsidiary Guarantor and to Guarantee the Securities pursuant to a Subsidiary Guaranty.

                  SECTION 4.05. Limitation on Restricted Payments. (a) The Issuers may not, and may not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time such Issuers or such Restricted Subsidiary makes such Restricted Payment:

                  (1) a Default shall have occurred and be continuing (or would result therefrom);

                  (2) Globalstar is not able to Incur an additional $1.00 of Debt pursuant to Section 4.03(a); or

                  (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of:

                           (A) 50% of the Consolidated Net Income of Globalstar
                  accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Issue Date occurs to the end of the most recent fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit);

                           (B) the aggregate Net Cash Proceeds received by
                  Globalstar from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of Globalstar and other than an issuance or sale to an employee stock ownership plan or to a trust established by Globalstar or any of its Subsidiaries for the benefit of their employees);

                           (C) the amount by which Debt of Globalstar is reduced
                  on the balance sheet of Globalstar upon the conversion or exchange (other than by a Subsidiary of Globalstar) subsequent to the Issue Date of any Debt of Globalstar convertible or exchangeable for Capital Stock (other than Disqualified Stock) of Globalstar (less the amount of any cash, or the fair value of any other property, distributed by Globalstar upon such conversion or exchange); and

                           (D) an amount equal to the sum of (i) the net
                  reduction in Investments in Unrestricted Subsidiaries resulting from dividends, repayments of loans or advances or other transfers of assets, in each case to Globalstar or any Restricted Subsidiary from Unrestricted Subsidiaries, and (ii) the portion (proportionate to Globalstar's equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made (and treated as a Restricted Payment) by Globalstar or any Restricted Subsidiary in such Unrestricted Subsidiary.

                  (b) Notwithstanding the foregoing, Globalstar may (i) subject to clause (vi) below, pay any dividend on Capital Stock of any class within 60 days after the declaration thereof if, on the date when the dividend was declared, Globalstar could have paid such dividend in accordance with the foregoing provisions; (ii) repurchase any shares of its Capital Stock or options to acquire its Capital Stock from Persons who were formerly officers or employees of Globalstar; provided, however, that the aggregate amount of all such repurchases made pursuant to this clause (ii) shall not exceed $2 million, plus the aggregate cash proceeds received by Globalstar since the Issue Date on sale of its Capital Stock or options to acquire its Capital Stock to members, officers, managers and employees of Globalstar or any of its Subsidiaries; (iii) Refinance, and permit its Restricted Subsidiaries to Refinance, any Debt otherwise permitted to be Refinanced by clause (iv) of Section 4.03(b); (iv) so long as Globalstar is treated as a partnership for U.S. federal income tax purposes, make distributions in respect of members' or partners' income tax liability with respect to Globalstar in an amount not to exceed the Tax Amount;
(v) make distributions to GTL to pay GTL's ordinary and reasonable operating expenses related to Globalstar, as set forth in an Officers' Certificate delivered to the Trustee; (vi) pay any scheduled dividend on Special Preferred Obligations; provided, however, that at the time of payment of any such dividend (other than a dividend paid only by distributions of additional Special Preferred Obligations), no Default shall have occurred and be continuing (or result therefrom); (vii) make any Restricted Payment by exchange for, or out of the proceeds of the substantially concurrent sale of, or capital contribution in respect of, Capital Stock of Globalstar (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of Globalstar or an employee stock ownership plan or to a trust established by Globalstar or any of its Subsidiaries for the benefit of their employees); (viii) contribute its Investment in Globaltel Russia to an Unrestricted Subsidiary; and (ix) make other Restricted Payments in an aggregate amount not to exceed $10 million.

                  (c) Any Restricted Payment made pursuant to clauses (ii),
(iii), (iv), (vi), (vii), (viii) and (ix) of Section 4.05(b) shall be excluded from the calculation of the aggregate amount of Restricted Payments made since the Issue Date; provided, however, that the Net Cash Proceeds from the issuance of Capital Stock pursuant to clauses (ii) and (vii) of Section 4.05(b) shall be excluded from the calculation of amounts under clause (B) of Section 4.05(a)(3).

                  SECTION 4.06. Dividend and Other Payment Restrictions Affecting Subsidiaries. (a) The Issuers may not, and may not permit any Restricted Subsidiary, directly or indirectly, to create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

                  (i) pay dividends or make any other distributions to the Issuers or any of their Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits;

                  (ii) pay any indebtedness owed to the Issuers or any Restricted Subsidiary;

                  (iii) make loans or advances to the Issuers or any Restricted Subsidiary; or

                  (iv) transfer any of its properties or assets to the Issuers or any Restricted Subsidiary.

                  (b) Notwithstanding the foregoing, the Issuers may, and may permit any Restricted Subsidiary to, suffer to exist any such encumbrance or restriction (i) pursuant to any agreement in effect on the Issue Date; (ii) pursuant to an agreement relating to any Acquired Debt, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired and its Subsidiaries; (iii) pursuant to an agreement effecting a Refinancing of Debt Incurred pursuant to an agreement referred to in clause (i) or (ii) above or clause (iv) below, provided, however, that the provisions contained in such Refinancing agreement relating to such encumbrance or restriction are no more restrictive taken as a whole (as determined in good faith by the Chief Financial Officer of Globalstar) than the provisions contained in the predecessor agreement the subject thereof;
(iv) in the case of clause (iii) of Section 4.06(a), consisting of restrictions contained in any security agreement (including a Capital Lease Obligation) securing Debt of the Issuers or a Restricted Subsidiary otherwise permitted under this Indenture, but only to the extent such encumbrances or restrictions restrict the transfer of the property subject to such security agreement; (v) in the case of clause (iv) of Section 4.06(a), consisting of customary nonassignment provisions entered into in the ordinary course of business in leases governing leasehold interests, but only to the extent such provisions restrict the transfer of the lease or the property thereunder; (vi) with respect to a Restricted Subsidiary, imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary; provided, however, that after giving effect to such transaction no Default shall have occurred or be continuing, that such restriction terminates if such transaction is not consummated and that such consummation or abandonment of such transaction occurs within one year of the date such agreement was entered into;
(vii) imposed pursuant to applicable law or regulations; (viii) imposed pursuant to this Indenture and the Securities; or (ix) consisting of any restriction on the sale or other disposition of assets or property securing Debt as a result of a Permitted Lien on such assets or property.

                  SECTION 4.07. Asset Dispositions. (a) The Issuers may not, and may not permit any Restricted Subsidiary to, directly or indirectly, make any Asset Disposition unless: (i) Globalstar, Globalstar Capital or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration) of the shares and assets subject to such Asset Disposition, as determined by the General Partners' Committee of Globalstar in good faith and evidenced by a resolution filed with the Trustee; (ii) at least 80% of the consideration thereof received by Globalstar, Globalstar Capital or such Restricted Subsidiary, as the case may be, consists of (a) cash or Marketable Securities or (b) the assumption of Debt (other than Subordinated Obligations) of Globalstar, Globalstar Capital or such Restricted Subsidiary and the release of the Issuers and the Restricted Subsidiaries, as applicable, from all liability on the Debt assumed; and (iii) all Net Available Proceeds, less any amounts invested within 180 days of such disposition in assets that comply with

Section 4.12, are applied within 180 days of such disposition (A) first, to the permanent repayment or reduction of Debt then outstanding under any Bank Credit Agreement or Vendor Financing Facility, to the extent such agreement or facility would require such application or prohibit payments pursuant to the following clause (B), (B) second, to the extent of remaining Net Available Proceeds, to make an Offer to Purchase outstanding Securities at 100% of their principal amount plus accrued and unpaid interest and Liquidated Damages (if any) to the date of purchase thereon and, to the extent required by the terms thereof, any other Debt of Globalstar, Globalstar Capital or a Restricted Subsidiary that ranks pari passu with the Securities at a price no greater than 100% of the principal amount thereof plus accrued and unpaid interest to the date of purchase and (C) third, to the extent of any remaining Net Available Proceeds following the completion of the Offer to Purchase, to the repayment of other Debt of Globalstar or Debt of a Restricted Subsidiary, to the extent permitted under the terms thereof. To the extent any Net Available Proceeds remain after such uses, Globalstar and the Restricted Subsidiaries may use such amounts for any purposes not prohibited by this Indenture. Notwithstanding the foregoing, these provisions shall not apply to any Asset Disposition which constitutes a transfer, conveyance, sale, lease or other disposition of all or substantially all of Globalstar's properties or assets pursuant to Section 5.01(a).

                  (b) The Issuers shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.07. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.07, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Section 4.07 by virtue thereof.

                  SECTION 4.08. Transactions with Affiliates. (a) The Issuers may not, and may not permit any Restricted Subsidiary, directly or indirectly, to enter into any transactions (or series of related transactions) with an Affiliate or Related Person of the Issuers (other than the Issuers or a Wholly-Owned Restricted Subsidiary) (an "Affiliate Transaction") unless:

                  (i) such Affiliate Transaction is on terms that are no less favorable to Globalstar, Globalstar Capital or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Globalstar, Globalstar Capital or such Restricted Subsidiary, as the case may be, with an unrelated Person; and

                  (ii) Globalstar delivers to the Trustee:

                           (A) with respect to any Affiliate Transaction
                  involving aggregate consideration in excess of $1 million (other than financing transactions that are not vendor financing transactions pursuant to a Vendor Financing Facility) and entered into in connection with the Build-out, a certificate of the Chief Executive Officer of Globalstar to the effect that a majority of the disinterested limited partners of Globalstar have approved such Affiliate Transaction; provided, however, that there is at least one disinterested limited partner at the time of such Affiliate Transaction; provided further, however, that any limited partner receiving any compensation in respect of its approval shall be deemed not to be a disinterested limited partner; or

                           (B) (1) with respect to any Affiliate Transaction
                  involving aggregate consideration in excess of $1 million, a certificate of the Chief Executive Officer of Globalstar to the effect that such Affiliate Transaction complies with clause (i) above; and (2) with respect to any Affiliate Transaction involving aggregate consideration in excess of $10 million, an opinion as to the fairness to Globalstar, Globalstar Capital or such Restricted Subsidiary, as the case may be, of such Affiliate Transaction from a financial point of view issued by an Independent Financial Advisor or, with respect to telecommunications-related matters, a recognized expert in the satellite telecommunications industry.

                  (b) Notwithstanding the foregoing Section 4.08(a), the following shall be deemed not to be Affiliate Transactions:

                  (i) employee compensation arrangements entered into in the ordinary course of business and approved by the General Partners' Committee of Globalstar;

                  (ii) transactions solely between or among the Issuers and the Restricted Subsidiaries;

                  (iii) Restricted Payments permitted by Section 4.05;

                  (iv) Investments by an Affiliate or Related person of Globalstar or Globalstar Capital in the Capital Stock (other than Disqualified Stock) of Globalstar or any Restricted Subsidiary; and

                  (v) an Affiliate or Related Person of the Issuers acting as agent for the placement or acquisition of launch services or insurance on behalf of the Issuers or any Restricted Subsidiary.

                  SECTION 4.09. Limitation on Issuances and Sales of Capital Stock of Restricted Subsidiaries. The Issuers may not, and may not permit any Restricted Subsidiary to, issue, transfer, convey, sell or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary or securities convertible or exchangeable into, or options, warrants, rights or any other interest with respect to, Capital Stock of a Restricted Subsidiary to any person other than Globalstar, Globalstar Capital or a Wholly-Owned Restricted Subsidiary except
(i) in a transaction consisting of a sale of all the Capital Stock of such Restricted Subsidiary and that complies with the provisions of Section 4.07 to the extent such provisions apply; (ii) if required, the issuance, transfer, conveyance, sale or other disposition of directors' qualifying shares; (iii) in a transaction in which, or in connection with which, an Issuer or a Restricted Subsidiary acquires at the same time sufficient Capital Stock of such Restricted Subsidiary to at least maintain the same percentage ownership interest it had prior to such transaction; and (iv) Disqualified Stock of a Restricted Subsidiary Incurred to Refinance Disqualified Stock of such Restricted Subsidiary; provided, however, that the amounts of the redemption obligations of such Disqualified Stock shall not exceed the amounts of the redemption obligations of, and such Disqualified Stock shall have redemption obligations no earlier than those required by, the Disqualified Stock being Refinanced.

                  SECTION 4.10. Change of Control. (a) Upon the occurrence of a Change of Control, each Holder of Securities shall have the right to require that the Issuers repurchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages (if any) to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest and Liquidated Damages (if any) due on the relevant interest payment date).

                  (b) Within 30 days following any Change of Control, the Issuers shall mail a notice to each Holder with a copy to the Trustee stating:

                  (1) that a Change of Control has occurred and that such Holder has the right to require the Issuers to purchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages (if any) to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest and Liquidated Damages (if any) on the relevant interest payment date);

                  (2) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization, each after giving effect to such Change of Control);

                  (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

                  (4) the instructions determined by the Issuers, consistent with this Section 4.10, that a Holder must follow in order to have its Securities purchased.

                  (c) Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form duly completed, to the Issuers at the address specified in the notice at least three Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee or the Issuers receive not later than one Business Day prior to the purchase date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased.

                  (d) On the purchase date, all Securities purchased by the Issuers under this Section shall be delivered by the Trustee for cancellation, and the Issuers shall pay the purchase price plus accrued and unpaid interest and Liquidated Damages (if any), if any, to the Holders entitled thereto.

                  (e) The Issuers shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section , the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Section by virtue thereof.

                  SECTION 4.11. Limitation on Liens. The Issuers may not, and may not permit any Restricted Subsidiary, directly or indirectly, to Incur or permit to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except for the following Liens (each, a "Permitted Lien"):

                  (i) Liens to secure up to $500 million of Debt permitted to be Incurred under this Indenture so long as effective provision is made to secure the Securities equally and ratably with (or prior to) the obligation so secured;

                 (ii) Liens in favor of Holders of the Securities;

                (iii) Liens in favor of the Issuers;

                 (iv) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other

         Person becoming such a Subsidiary; provided further, however, that such Lien may not extend to any other property owned by such Person or any of its Subsidiaries (other than inventory and receivables generated in the ordinary course of business and substitute property);

                  (v) Liens on property at the time such Person or any of its Subsidiaries acquires such property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that the Liens may not extend to any other property owned by such Person or any of its Subsidiaries;

                  (vi) Liens securing Debt Incurred pursuant to clause (viii) of
         Section 4.03(b); provided, however, that the Lien may not extend to any assets owned by an Issuer or any Restricted Subsidiary other than (a) the assets being financed or refinanced and income and proceeds therefrom and (b) any other assets of such obligor securing other Debt of such obligor to the same secured party;

                  (vii) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

                  (viii) Liens existing on the Issue Date;

                  (ix) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided, however, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

                  (x) Liens incurred in the ordinary course of business of the Issuers and the Restricted Subsidiaries with respect to obligations that do not exceed $10.0 million at any one time outstanding and that:

                           (A) are not incurred in connection with the borrowing
                  of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business); and

                           (B) do not in the aggregate materially detract from
                  the value of the property or materially impair the use thereof in the operation of business by the Issuers and the Restricted Subsidiaries.

                  SECTION 4.12. Business Activities. The Issuers may not, and may not permit any Restricted Subsidiary to, engage in any business other than that which is related to the design, development, procurement, installation, operation and ownership of telecommunications systems and businesses.

                  SECTION 4.13.  Maintenance of Insurance.

                  (a) The Issuers shall:

                  (i) maintain, with respect to each satellite in the Globalstar System, for the period beginning at least 45 days prior to, and at all times up to and including, the launch of such satellite, launch insurance with respect to such satellite in an amount sufficient to provide for the construction, launch and insurance of a replacement satellite to be payable in the event of a launch failure; and

                  (ii) in the event that more than 16 of Globalstar's satellites have ceased Operating for 90 consecutive days and fewer than 44 satellites are Operating as part of the Globalstar System (such an event, an "In-orbit Insurance Event"), obtain (within 60 days of such In-orbit Insurance Event), and thereafter maintain, in-orbit insurance in an amount sufficient to provide for the construction, launch and insurance of replacement satellites for at least 16 of Globalstar's satellites still operating or, if such in-orbit insurance in such amount is not then commercially available from traditional insurance providers, such lesser amount as is so available.

                  (b) The obligation of the Issuers to maintain insurance pursuant to this covenant may be satisfied by any combination of:

                  (i) insurance commitments obtained from any recognized insurance provider;

                  (ii) insurance commitments obtained from any other entity if the General Partners' Committee of Globalstar determines in good faith that such entity is creditworthy and otherwise capable of bearing the financial risk of providing such insurance;

                  (iii) unrestricted cash segregated and maintained by Globalstar in a segregated account (the "Insurance Account") solely for disbursement in accordance with Section 4.13(d) ("Cash Insurance"); and

                  (iv) in respect of the insurance described in clause (i) of
         Section 4.13(a), self-insurance for the launch of up to 12 satellites; provided, however, that no earlier than 60 days prior to the scheduled launch of any such satellites:

                           (a) the Issuers deliver an Officers' Certificate to
                  the Trustee certifying that they have sufficient committed capital to construct, launch and insure at least 44 satellites, in addition to the satellites with respect to which the Issuers are self-insuring; and

                           (b) the Issuers obtain an opinion from an investment
                  banking firm that is an Independent Financial Advisor to the effect that the Issuers would be able to raise sufficient capital in the capital markets to replace, relaunch and insure such satellites in the event of a failure to successfully launch such satellites.

                  (c) Within 30 days following any date on which the Issuers are required to obtain insurance pursuant to this Indenture, the Issuers will deliver to the Trustee an insurance certificate certifying the amount of insurance then carried and an Officers' Certificate stating that such insurance, together with any other insurance or Cash

Insurance maintained by the Issuers, complies with this Indenture. In addition, the Issuers will cause to be delivered to the Trustee no less than once each year an insurance certificate setting forth the amount of insurance then carried, which insurance certificate shall entitle the Trustee to:

                  (i) notice of any claim under any such insurance policy; and

                  (ii) at least 30 days' notice from the provider of such insurance prior to the cancellation of any such insurance.

In the event that the Issuers maintain any Cash Insurance in satisfaction of any part of their obligation to maintain insurance pursuant to this Section 4.13, the Issuers shall deliver an Officers' Certificate to the Trustee in lieu of any insurance certificate otherwise required by this Section 4.13.

                  (d) In the event that the Issuers receive any proceeds of any launch or in-orbit insurance that they are required to maintain pursuant to this
Section 4.13, such proceeds shall constitute "Insurance Proceeds". In addition, if the Issuers maintain any Cash Insurance in satisfaction of any part of their obligations to maintain in-orbit insurance pursuant to this Section 4.13, then upon the occurrence of the event (i.e., the in-orbit failure) that would have entitled the Issuers to the payment of insurance had the Issuers purchased insurance from an insurance provider, the cash maintained in the Insurance Account shall constitute "Insurance Proceeds". Promptly following the receipt of any Insurance Proceeds, the Issuers shall apply such Insurance Proceeds in accordance with the provisions of Section 4.07; provided, however, that Insurance Proceeds shall only be required to be so applied to the extent that the aggregate amount of all Insurance Proceeds received by the Issuers exceeds $5 million in any 12-month period.

                  SECTION 4.14. Compliance Certificate; Statement by Officers as to Default. The Issuers shall deliver to the Trustee within 120 days after the end of each fiscal year of the Issuers an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Issuers they would normally have knowledge of any Default and whether or not the signers know of any

Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Issuers are taking or propose to take with respect thereto. The Issuers also shall comply with TIA
Section 314(a)(4).

                  SECTION 4.15. Further Instruments and Acts. Upon request of the Trustee, the Issuers will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                  SECTION 4.16. Business Activities of Globalstar Capital. Globalstar Capital shall not engage in any trade or business, and shall conduct no business activity, other than the Incurrence of Debt permitted by Section
4.03 and the issuance of Capital Stock to Globalstar or any Wholly-Owned Restricted Subsidiary and activities incidental thereto.

                  SECTION 4.17. Calculation of Original Issue Discount. The Issuers shall file with the Trustee promptly at the end of each calendar year
(i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on outstanding Securities as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Code, as amended from time to time.


                                    ARTICLE 5

                                Successor Issuers

                  SECTION 5.01. When Issuers May Merge or Transfer Assets. (a) Neither Globalstar nor Globalstar Capital may consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all its assets to any Person; provided, however, that Globalstar may consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all its assets to any Person, if:

                  (i) the resulting, surviving or transferee Person (the "Successor Issuer") shall be a Person organized and existing under the laws of the United States of

         America, any State thereof or the District of Columbia and the Successor Issuer (if not Globalstar) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of Globalstar under the Securities and this Indenture;

                  (ii) immediately after giving effect to such transaction (and treating any Debt which becomes an obligation of the Successor Issuer or any Subsidiary as a result of such transaction as having been Incurred by the Successor Issuer or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

                  (iii) immediately after giving effect to such transaction, the Successor Issuer would be able to Incur an additional $1.00 of Debt pursuant to Section 4.03(a);

                  (iv) immediately after giving effect to such transaction, the Successor Issuer shall have Consolidated Net Worth in an amount that is not less than the Consolidated Net Worth of Globalstar immediately prior to such transaction; and

                  (v) Globalstar shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such transaction and such supplemental indenture (if any) comply with this Indenture.

                  The Successor Issuer shall be the successor to Globalstar and shall succeed to, and be substituted for, and may exercise every right and power of, Globalstar under this Indenture, and Globalstar (other than in the case of a lease) shall be released from the obligation to pay the principal of and interest and Liquidated Damages (if any) on the Securities.

                  (b) Globalstar shall not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless: (i) the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the

United States of America, or any State thereof or the District of Columbia, and such Person shall expressly assume, by a guaranty agreement in a form acceptable to the Trustee, all the obligations of such Subsidiary, if any, under its Subsidiary Guaranty; (ii) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Debt which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and (iii) Globalstar delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such guaranty agreement, if any, complies with this Indenture.


                                    ARTICLE 6

                              Defaults and Remedies


                  SECTION 6.01. Events of Default. An "Event of Default" occurs if:

                  (1) the Issuers default in any payment of interest or Liquidated Damages (if any) on any Security when the same becomes due and payable, and such default continues for a period of 30 days;

                  (2) the Issuers (i) default in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, or (ii) fail to redeem or purchase Securities when required pursuant to this Indenture or the Securities;

                  (3) the Issuers fail to comply with Section 5.01;

                  (4) the Issuers fail to comply with Section 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13 or 4.16 (other than a failure to purchase Securities when required under Section 4.07 or 4.10) and such failure continues for 30 days after the notice specified below;

                  (5) the Issuers fail to comply with any of their agreements in the Securities or this Indenture (other than those referred to in clause (1), (2), (3) or (4) above) and such failure continues for 60 days after the notice specified below;

                  (6) Debt of the Issuers or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Debt unpaid or accelerated exceeds $10.0 million, or its foreign currency equivalent at the time and such failure continues for 10 days after the notice specified below;

                  (7) any Issuer or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                           (A) commences a voluntary case;

                           (B) consents to the entry of an order for relief
                  against it in an involuntary case;

                           (C) consents to the appointment of a Custodian of
                  it or for any substantial part of its property; or

                           (D) makes a general assignment for the benefit of
                  its creditors;

         or takes any comparable action under any foreign laws relating to insolvency;

                  (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A) is for relief against the Issuers or any
                  Significant Subsidiary in an involuntary case;

                           (B) appoints a Custodian of the Issuers or any
                  Significant Subsidiary or for any substantial part of its property; or

                           (C) orders the winding up or liquidation of the
                  Issuers or any Significant Subsidiary;

         or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

                  (9) any judgment or decree for the payment of money in excess of $10.0 million or its foreign currency equivalent at the time is entered against the Issuers or any Significant Subsidiary, remains outstanding for a period of 60 days following the entry of such judgment or decree and is not discharged, waived or the execution thereof stayed within 10 days after the notice specified below; or

                (10) a Subsidiary Guaranty ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guaranty) or a Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guaranty.

                  The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

                  The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

                  A Default under clauses (4), (5), or (9) is not an Event of Default until the Trustee or the holders of at least 25% in principal amount of the outstanding Securities notify the Issuers of the Default and the Issuers do not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

                  The Issuers shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default under clause (6) or (10) and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (4), (5) or (9), its status and what action the Issuers are taking or propose to take with respect thereto.

                  SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8) with respect to the Issuers) occurs and is continuing, the Trustee by notice to the Issuers, or the Holders of at least 25% in principal amount of the Securities by notice to the Issuers and the Trustee, may declare the principal of and accrued but unpaid interest and Liquidated Damages (if any) on all the Securities to be due and payable. Upon such a declaration, such principal, interest and Liquidated Damages (if any) shall be due and payable immediately. If an Event of Default specified in Section 6.01(7) or (8) with respect to the Issuers occurs, the principal of and interest and Liquidated Damages (if any) on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest and Liquidated Damages (if any) that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                  SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest and Liquidated Damages (if any) on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

                  SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the principal of or interest and Liquidated Damages (if any) on a Security or (ii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

                  SECTION 6.05. Control by Majority. The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to reasonable indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

                  SECTION 6.06. Limitation on Suits. Except to enforce the right to receive payment of principal, premium (if any) or interest and Liquidated Damages (if any) when due, no Securityholder may pursue any remedy with respect to this Indenture or the Securities unless:

                  (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

                  (2) the Holders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;

                  (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

                  (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

                  (5) the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

                  A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

                  SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest and Liquidated Damages (if any) on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                  SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount then due and owing (together with interest on any unpaid interest and Liquidated Damages (if any) to the extent lawful) and the amounts provided for in Section 7.07.

                  SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Issuers, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

                  SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

                  FIRST: to the Trustee for amounts due under Section 7.07;

                  SECOND: to Securityholders for amounts due and unpaid on the Securities for principal, interest and Liquidated Damages (if any), ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, interest and Liquidated Damages (if any), respectively; and

                  THIRD: to the Issuers.

                  The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section . At least 15 days before such record date, the Issuers shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

                  SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities.

                  SECTION 6.12. Waiver of Stay or Extension Laws. The Issuers (to the extent they may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuers (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.


                                    ARTICLE 7

                                     Trustee

                  SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

                  (b) Except during the continuance of an Event of Default:

                  (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

                  (1) this paragraph does not limit the effect of paragraph (b) of this Section ;

                  (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

                  (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

                  (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers.

                  (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

                  SECTION 7.02. Rights of Trustee. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

                  (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful misconduct or negligence.

                  (e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  (f) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the principal corporate trust office of the Trustee, and such notice references the Securities and this Indenture.

                  SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuers or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

                  SECTION 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Issuers' use of the proceeds from the Securities, and it shall not be responsible for any statement of the Issuers in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

                  SECTION 7.05. Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the

Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest and Liquidated Damages (if any) on any Security (including payments pursuant to the mandatory redemption provisions of such Security, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

                  SECTION 7.06. Reports by Trustee to Holders. If required by TIA Section 313(a), as promptly as practicable after each May 15 beginning with the May 15, 1998, and in any event prior to July 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of May 15 that complies with such TIA Section 313(a). The Trustee also shall comply with TIA
Section 313(b).

                  A copy of each report at the time of its mailing to Securityholders shall be filed with the Commission and each stock exchange (if any) on which the Securities are listed. The Issuers agree to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

                  SECTION 7.07. Compensation and Indemnity. The Issuers shall pay to the Trustee from time to time such compensation as shall be agreed in writing between the Issuers and the Trustee for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee upon request for all reasonable out-of- pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Issuers shall indemnify the Trustee against any and all loss, liability or reasonable expense (including reasonable attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers shall not relieve the Issuers of their obligations hereunder. The Issuers shall defend the claim and the Trustee may have separate counsel and the Issuers shall pay the reasonable fees and expenses of such counsel. The Issuers need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own wilful misconduct, negligence or bad faith.

                  To secure the Issuers' payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest and Liquidated Damages (if any) on particular Securities.

                  The Issuers' payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(7) or (8) with respect to the Issuers, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

                  SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Issuers. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Issuers shall remove the Trustee if:

                  (1) the Trustee fails to comply with Section 7.10;

                  (2) the Trustee is adjudged bankrupt or insolvent;

                  (3) a receiver or other public officer takes charge of the Trustee or its property; or

                  (4) the Trustee otherwise becomes incapable of acting.

                  If the Trustee resigns, is removed by the Issuers or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuers shall promptly appoint a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition, at the expense of the Issuers, any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  Notwithstanding the replacement of the Trustee pursuant to this Section, the Issuers' obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

                  SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

                  In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

                  SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA
Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuers are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

                  SECTION 7.11. Preferential Collection of Claims Against Issuers. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.


                                    ARTICLE 8

                       Discharge of Indenture; Defeasance

                  SECTION 8.01. Discharge of Liability on Securities; Defeasance. (a) When (i) the Issuers deliver to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (ii) all outstanding Securities have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article 3 hereof and the Issuers irrevocably deposit with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Securities, including interest and Liquidated Damages (if any) thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.07), and if in either case the Issuers pay all other sums payable hereunder by the Issuers, then this Indenture shall, subject to Sections 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Issuers accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Issuers.

                  (b) Subject to Sections 8.01(c) and 8.02, the Issuers at any time may terminate (i) all their obligations under the Securities and this Indenture ("legal defeasance option") or (ii) their obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13 and 4.16
and the operation of Sections 6.01(4), 6.01(6), 6.01(7), 6.01(8), 6.01(9) and
6.01(10) (but, in the case of Sections 6.01(7) and (8), with respect only to

Significant Subsidiaries) and the limitations contained in Sections 5.01(a)(iii) and (iv) ("covenant defeasance option"). The Issuers may exercise their legal defeasance option notwithstanding their prior exercise of their covenant defeasance option.

                  If the Issuers exercise their legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default with respect thereto. If the Issuers exercise their covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(4), 6.01(6), 6.01(7), 6.01(8), 6.01(9) and 6.01(10)
(but, in the case of Sections 6.01(7) and (8), with respect only to Significant Subsidiaries) or because of the failure of the Issuers to comply with Section 5.01(a)(iii) or (iv). If the Issuers exercise their legal defeasance option or their covenant defeasance option, each Subsidiary Guarantor, if any, shall be released from all its obligations with respect to its Subsidiary Guaranty.

                  Upon satisfaction of the conditions set forth herein and upon request of the Issuers, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuers terminate.

                  (c) Notwithstanding clauses (a) and (b) above, the Issuers' obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 7.07 and 7.08 and in
this Article 8 shall survive until the Securities have been paid in full. Thereafter, the Issuers' obligations in Sections 7.07, 8.04 and 8.05 shall survive.

                  SECTION 8.02. Conditions to Defeasance. The Issuers may exercise their legal defeasance option or their covenant defeasance option only if:

                  (1) the Issuers irrevocably deposit in trust with the Trustee money or U.S. Government Obligations for the payment of principal of and interest and Liquidated Damages (if any) on the Securities to maturity or redemption, as the case may be;

                  (2) the Issuers deliver to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest and Liquidated Damages (if any) when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest and Liquidated Damages (if any) when due on all the Securities to maturity or redemption, as the case may be;

                  (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Sections 6.01(7) or (8) with respect to the Issuers occurs which is continuing at the end of the period;

                  (4) the deposit does not constitute a default under any other agreement binding on the Issuers;

                  (5) the Issuers deliver to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Issuers Act of 1940;

                  (6) in the case of the legal defeasance option, the Issuers shall have delivered to the Trustee an Opinion of Counsel stating that
         (i) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the Issue Date there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

                  (7) in the case of the covenant defeasance option, the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

                  (8) the Issuers deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.

                  Before or after a deposit, the Issuers may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

                  SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest and Liquidated Damages (if any) on the Securities.

                  SECTION 8.04. Repayment to Issuers. The Trustee and the Paying Agent shall promptly turn over to the Issuers upon request any excess money or securities held by them at any time.

                  Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Issuers upon request any money held by them for the payment of principal or interest and Liquidated Damages (if any) that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Issuers for payment as general creditors.

                  SECTION 8.05. Indemnity for Government Obligations. The Issuers shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

                  SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this
Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers' obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8;

provided, however, that, if the Issuers have made any payment of interest and Liquidated Damages (if any) on or principal of any Securities because of the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                                    ARTICLE 9

                                   Amendments

                  SECTION 9.01. Without Consent of Holders. The Issuers and the Trustee may amend this Indenture or the Securities without notice to or consent of any Security- holder:

                  (1) to cure any ambiguity, omission, defect or inconsistency;

                  (2) to comply with Article 5;

                  (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of
         Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

                  (4) to add guarantees with respect to the Securities, including any Subsidiary Guaranties, or to secure the Securities or to release such guaranties in accordance with the terms of Section 4.04;

                  (5) to add to the covenants of the Issuers for the benefit of the Holders or to surrender any right or power herein conferred upon the Issuers;

                  (6) to comply with any requirements of the Commission in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA; or

                  (7) to make any change that does not adversely affect the rights of any Securityholder.

                  After an amendment under this Section becomes effective, the Issuers shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

                  SECTION 9.02. With Consent of Holders. The Issuers and the Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange for the Securities). However, without the consent of each Securityholder affected thereby, an amendment may not:

                  (1) reduce the amount of Securities whose Holders must consent to an amendment;

                  (2) reduce the rate of or extend the time for payment of interest and Liquidated Damages (if any) on any Security;

                  (3) reduce the principal of or extend the Stated Maturity of any Security;

                  (4) reduce the premium payable upon the redemption of any Security or change the time at which any Security may be redeemed in accordance with Article 3;

                  (5) make any Security payable in money other than that stated in the Security;

                  (6) make any change in Section 6.04 or 6.07 or the second sentence of this Section; or

                  (7) make any change in any Subsidiary Guaranty that would adversely affect the Securityholders.

                  It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment under this Section becomes effective, the Issuers shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

                  SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

                  SECTION 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

                  The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

                  SECTION 9.05. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Issuers or the Trustee so determines, the Issuers in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

                  SECTION 9.06. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

                  SECTION 9.07. Payment for Consent. Neither the Issuers nor any Affiliate of the Issuers shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend (and, if appropriate, tender their Securities) in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.



                                   ARTICLE 10

                              Subsidiary Guaranties

                  SECTION 10.01. Guaranties. Each Subsidiary Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest and Liquidated Damages (if any) on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Issuers under this Indenture and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Issuers under this Indenture and the Securities (all the foregoing being hereinafter collectively called the "Obligations"). Each Subsidiary Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Subsidiary Guarantor and that such Subsidiary Guarantor will remain bound under this Article 10 notwithstanding any extension or renewal of any Obligation.

                  Each Subsidiary Guarantor waives presentation to, demand of, payment from and protest to the Issuers of any of the Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Securities or the Obligations. The Obligations of each Subsidiary Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuers or any other Person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement;
(d) the release of any security held by any Holder or the Trustee for the Obligations or any of them; (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Obligations; or
(f) any change in the ownership of such Subsidiary Guarantor.

                  Each Subsidiary Guarantor further agrees that its Subsidiary Guaranty herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Obligations.

                  Except as expressly set forth in Sections 8.01(b), 10.02 and 10.06, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the Obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.

                  Each Subsidiary Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest and Liquidated Damages (if any) on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Issuers or otherwise.

                  In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Issuers to pay the principal of or interest and Liquidated Damages (if any) on any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, each Subsidiary Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid amount of such Obligations, (ii) accrued and unpaid interest and Liquidated Damages (if any) on such Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Obligations of the Issuers to the Holders and the Trustee.

                  Each Subsidiary Guarantor agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations Guaranteed hereby may be accelerated as provided in Article 6 for the purposes of such Subsidiary Guarantor's Subsidiary Guaranty herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in
Article 6, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section.

                  Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.

                  SECTION 10.02. Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the maximum, aggregate amount of the Obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

                  SECTION 10.03. Successors and Assigns. This Article 10 shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

                  SECTION 10.04. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

                  SECTION 10.05. Modification. No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

                  SECTION 10.06. Release of Subsidiary Guarantor. Upon the sale or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor or the sale or disposition of all or substantially all the assets of such Subsidiary Guarantor (in each case other than to the Issuers or an Affiliate of the Issuers), such Subsidiary Guarantor shall be deemed released from all Obligations under this Article 10 without any further action required on the part of the Trustee or any Holder. At the request of the Issuers, the Trustee shall execute and deliver an appropriate instrument evidencing such release.


                                   ARTICLE 11

                                  Miscellaneous


                  SECTION 11.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

                  SECTION 11.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

                  if to the Issuers:

                           Globalstar, L.P.
                           Globalstar Capital Corporation
                           3200 Zinker Road
                           San Jose, California 95164-0670
                           Attention:  Michael B. Targoff
                           Facsimile:  (408) 473-5040

                  if to the Trustee:

                           The Bank of New York
                           101 Barclay Street, Floor 21 West
                           New York, NY 10286
                           Attention:  Corporate Trust Administration
                           Facsimile:  (212) 815-5915

                  The Issuers or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Secu-rityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                  SECTION 11.03. Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

                  SECTION 11.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuers to the Trustee to take or refrain from taking any action under this Indenture, the Issuers shall furnish to the Trustee:

                  (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                  SECTION 11.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

                  (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

                  SECTION 11.06. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Issuers or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuers shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

                  SECTION 11.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

                  SECTION 11.08. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest and Liquidated Damages (if any) shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

                  SECTION 11.09. Governing Law. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

                  SECTION 11.10. No Recourse Against Others. Any past, present or future director, officer, partner (including any general partner) employee, incorporator or stockholder, as such, of the Issuers shall not have any liability for any obligations of the Issuers under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

                  SECTION 11.11. Successors. All agreements of the Issuers in this Indenture and the Securities shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

                  SECTION 11.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

                  SECTION 11.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.


                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.


                                            GLOBALSTAR, L.P.,

                                            by
                                                    LORAL/QUALCOMM SATELLITE
                                                    SERVICES, L.P., its managing
                                                    general partner,

                                            by
                                                    LORAL/QUALCOMM PARTNERSHIP,
                                                    L.P. its general partner,

                                            by
                                                    LORAL GENERAL PARTNER, INC.,
                                                    its general partner,

                                            by
                                                      /s/ Eric J. Zahler
                                                    ----------------------------
                                                    Name: Eric J. Zahler
                                                    Title: Secretary


                                            GLOBALSTAR CAPITAL CORPORATION,

                                              by
                                                      /s/ Eric J. Zahler
                                                    ----------------------------
                                                    Name: Eric J. Zahler
                                                    Title: Secretary


                                            THE BANK OF NEW YORK, as Trustee

                                              by
                                                      /s/ Walter Gitlin
                                                    ----------------------------
                                                    Name: Walter Gitlin
                                                    Title: Vice President

                                                                       EXHIBIT A


             [FORM OF FACE OF EXCHANGE SECURITY OR PRIVATE EXCHANGE
                                    SECURITY]

*/
**/

No. R-                                                                         $

11 3/8% Senior Notes due 2004                                             CUSIP:

Globalstar, L.P., a Delaware limited partnership, and Globalstar Capital
Corporation, a Delaware corporation, each promise to pay to                    ,
or registered assigns, the principal sum of                           Dollars on
February 15, 2004.

Interest Payment Dates: February 15 and August 15.

Record Dates: February 1 and August 1.

Additional provisions of this Security are set forth on the other side of this Security.



                                              GLOBALSTAR, L.P., by
                                              LORAL/QUALCOMM SATELLITE
                                              SERVICES, L.P., its managing
                                              general partner, by
                                              LORAL/QUALCOMM PARTNERSHIP, L.P.
                                              its general partner, by LORAL
                                              GENERAL PARTNER, INC. its
                                              general partner,

                                                    by
                                                           _____________________
                                                           President

                                                           _____________________
                                                           Secretary


                                              GLOBALSTAR CAPITAL CORPORATION,

                                                    by
                                                           _____________________
                                                           President

                                                           _____________________
                                                           Secretary

Dated:           , 1997

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

THE BANK OF NEW YORK,
  as Trustee, certifies
  that this is one of
  the Securities referred
  to in the Indenture.

by
         _____________________________
         Authorized Signatory


























*/ If the Security is to be issued in global form add the Global Securities Legend from Exhibit 1 to the Rule 144A/Regulation S Appendix and the attachment from such Exhibit 1 captioned "[TO BE ATTACHED TO GLOBAL SECURITIES] SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY".

**/ If the Security is a Private Exchange Security issued in a Private Exchange to an Initial Purchaser holding an unsold portion of its initial allotment, add the Restricted Securities Legend from Exhibit 1 to the

Rule 144A/Regulation S Appendix and replace the Assignment Form included in this Exhibit A with the Assignment Form included in such Exhibit 1.

              [FORM OF REVERSE SIDE OF EXCHANGE SECURITY OR PRIVATE
                               EXCHANGE SECURITY]


                          11 3/8% Senior Note due 2004


1. Interest and Liquidated Damages

                  Globalstar, L.P., a Delaware limited partnership and Globalstar Capital Corporation, a Delaware corporation (such limited partnership and such corporation, and their successors and assigns under the Indenture hereinafter referred to, being herein called the "Issuers"), promise to pay interest on the principal amount of this Security at the rate per annum shown above; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, Liquidated Damages (as defined in the Registration Rights Agreement) shall accrue on this Security in an amount equal to $.05 per week per $1,000 principal amount of Securities held by each Holder (over and above the interest set forth in the title of this Security) from and including the date on which any such Registration Default shall occur until the earlier of (i) the date on which all such Registration Defaults have been cured or (ii) the date which is 90 days after the date such Registration Default occurred. The Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of the Securities held by each Holder during each subsequent 90-day period until the date on which all such Registration Defaults have been cured; provided, however, that the aggregate amount of Liquidated Damages shall not exceed a maximum of $.50 per week per $1,000 principal amount of the Securities held by each Holder. The Issuers will pay interest hereon, if any, semiannually on February 15 and August 15 of each year; provided, however, that except for any Liquidated Damages payable pursuant to the two immediately preceding sentences, the first such interest payment date shall be August 15, 1997. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid or provided for, (i) in the case of Liquidated Damages as described above, and (ii) in the case of interest, from February 19, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Issuers shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of cash interest at such higher rate to the extent lawful.

2. Method of Payment

                  The Issuers will pay interest and Liquidated Damages (if any) on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the February 1 or August 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Issuers will pay principal and interest and Liquidated Damages (if any) in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of Securities (including principal, premium, interest and Liquidated Damages (if any) will be made by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no U.S. dollar account maintained by the payee with a bank in the United States is designated by any holder to the Trustee or the Paying Agent at least 30 days prior to the relevant due date for payment (or such other date as the Trustee may accept in its discretion), by mailing a check to the registered address of such holder.

3. Paying Agent and Registrar

                  Initially, The Bank of New York, a New York banking corporation ("Trustee"), will act as Paying Agent and Registrar. The Issuers may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Issuers or any of their domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4. Indenture

                  The Issuers issued the Securities under an Indenture dated as of February 15, 1997 ("Indenture"), between the Issuers and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C.
Section 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

                  The Securities are unsecured senior obligations of the Issuers limited to $500,000,000 aggregate principal amount (subject to Section 2.07 of the Indenture). The Indenture contains certain covenants which, among other things, limit (a) the incurrence of additional debt by the Issuers and certain of its subsidiaries and the issuance of capital stock by such subsidiaries, (b) the payment of dividends on capital stock of certain subsidiaries and the purchase, redemption or retirement of capital stock or subordinated indebtedness, (c) certain investments, (d) certain transactions with affiliates,
(e) the incurrence of liens, (f) sales of assets, including capital stock of subsidiaries, (g) certain consolidations and mergers, (h) the Issuers' and certain of their subsidiaries' lines of business and (i) the Issuers' ability to operate without certain insurance coverage. The Indenture also will prohibit certain restrictions on distributions from subsidiaries. In addition, the Issuers may be obligated, under certain circumstances, to offer to repurchase Securities at a purchase price equal to 101% of the principal amount of the Securities plus accrued and unpaid interest and Liquidated Damages (if any) to the date of repurchase.

5. Optional Redemption

                  The Securities may not be redeemed prior to February 15, 2002. On and after that date, the Issuers may redeem the Securities in whole or in part, at any time or from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest and Liquidated Damages (if any) to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest and Liquidated Damages (if any) due on the related interest payment date):

                  If redeemed during the 12-month period commencing February 15 of the years set forth below:

             Period                       Percentage
             ------                       ----------
2002...................................... 105.688%
2003...................................... 102.844%

6. Notice of Redemption

                  Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest and Liquidated Damages (if any) on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7. Put Provisions

                  Upon a Change of Control, any Holder of Securities will have the right to cause the Issuers to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities plus accrued and unpaid interest and Liquidated Damages (if any) to be repurchased (subject to the right of holders of record on the relevant record date to receive interest and Liquidated Damages (if any) due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.

8. Guarantees

                  This Security may be jointly and severally guaranteed by certain Subsidiaries of the Issuers to the extent provided in the Indenture. The Issuers have covenanted pursuant to the Indenture to cause any Subsidiary created or acquired after the date of the Indenture (unless such Subsidiary is a Transitory Equipment Subsidiary or is an Unrestricted Subsidiary), to execute and deliver to the Trustee a Subsidiary Guaranty pursuant to which such Subsidiary will guaranty this Security on the same terms and conditions as those set forth in the Indenture.

9. Denominations; Transfer; Exchange

                  The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorse-ments or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Issuers are not required to transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed.

10. Persons Deemed Owners

                  The registered Holder of this Security may be treated as the owner of it for all purposes.

11. Unclaimed Money

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Issuers and not to the Trustee for payment.

12. Discharge and Defeasance

                  Subject to certain conditions, the Issuers at any time may terminate some or all of their obligations under the Securities and the Indenture if the Issuers deposit with the Trustee money or U.S. Government Obligations for the payment of principal and interest and Liquidated Damages (if any) on the Securities to redemption or maturity, as the case may be.

13. Amendment, Waiver

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Issuers and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation of the obligations of Globalstar under the Indenture, to provide for uncertificated Securities in addition to or in place of certificated Securities, to add guarantees with respect to the Securities, to release such guarantees, to secure the Securities, to add to the covenants of the Issuers for the benefit of the Holders of the Securities or to surrender any right or power conferred upon the Issuers, to make any change that does not adversely affect the rights of any Holder of the Securities or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act.

14. Defaults and Remedies

                  Under the Indenture, Events of Default include (i) default for 30 days in payment of interest or Liquidated Damages (if any) on the Securities;
(ii) default in payment of principal on the Securities, upon redemption pursuant to paragraph 5 of the Securities, upon required repurchase upon declaration or otherwise, or failure by the Issuers to redeem or purchase Securities when required; (iii) failure by the Issuers to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Debt of the Issuers if the amount accelerated (or so unpaid) exceeds $10 million; (v) certain events of bankruptcy or insolvency with respect to the Issuers and the Significant Subsidiaries; (vi) certain judgments or decrees for the payment of money in excess of $10 million, subject to lapse of time and notice; and (vii) certain events with respect to the guarantees of the Issuers' obligations under the Securities by certain of their subsidiaries. However, a default under clauses (iii) and (vi) will not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the Securities outstanding notify the Issuers of the default and the Issuers do not cure such default within the time specified after receipt of such notice. If an Event of Default occurs and is continuing, the Trustees or the Holders of at least 25% in principal amount of the Securities outstanding may declare the principal of and all accrued but unpaid interest and Liquidated Damages (if any) on all the Securities to be due and payable immediately. Certain events of bankruptcy, insolvency or reorganization are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

                  Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The

Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest or Liquidated Damages (if any)) if it determines that withholding notice is in the interest of the Holders.

15. Trustee Dealings with the Issuers

                  Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee.

16. No Recourse Against Others

                  Any past, present or future director, officer, partner (including general partners), employee, incorporator or stockholder, as such, of the Issuers or the Trustee shall not have any liability for any obligations of the Issuers under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17. Authentication

                  This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18. Abbreviations

                  Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19. CUSIP Numbers

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Securities and have directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20. Holders' Compliance with Registration Rights Agreement

                  Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including, without limitation, the obligations of the Holders with respect to a registration and the indemnification of the Issuers to the extent provided therein.

21. Governing Law

                  THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  THE ISSUERS WILL FURNISH TO ANY SECURITYHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE SECURITYHOLDER A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO:

                  GLOBALSTAR, L.P.
                  3200 ZANKER ROAD
                  BOX 640670
                  SAN JOSE, CA 95164-0670

                  ATTENTION OF STEPHEN C. WRIGHT

--------------------------------------------------------------------------------

                                 ASSIGNMENT FORM


To assign this Security, fill in the form below:

I or we assign and transfer this Security to


         (Print or type assignee's name, address and zip code)

         (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint                           agent to transfer this
Security on the books of Globalstar. The agent may substitute another to act for him.


--------------------------------------------------------------------------------

Date: _____________________       Your Signature: ______________________________


--------------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Security.

                       OPTION OF HOLDER TO ELECT PURCHASE


                  If you want to elect to have this Security purchased by the Issuers pursuant to Section 4.07 or 4.10 of the Indenture, check the box:

                                       / /

                  If you want to elect to have only part of this Security purchased by the Issuers pursuant to Section 4.07 or 4.10 of the Indenture, state the amount:



Date: __________________                    Your Signature: __________________
                                            (Sign exactly as your name appears
                                            on the other side of the Security)


Signature Guarantee:_______________________________________
                    [Signature must be guaranteed by an
                    eligible Guarantor Institution (banks,
                    stock brokers, savings and loan
                    associations and credit unions) with
                    membership in an approved guarantee
                    medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15]

                                                 RULE 144A/REGULATION S APPENDIX



           FOR OFFERINGS TO QUALIFIED INSTITUTIONAL BUYERS PURSUANT TO
           RULE 144A, INSTITUTIONAL "ACCREDITED INVESTORS" (AS DEFINED
                IN RULE 501(A)(1), (2), (3) OR (7)) AND TO CERTAIN
                 PERSONS IN OFFSHORE TRANSACTIONS IN RELIANCE ON
                                  REGULATION S.

                   PROVISIONS RELATING TO INITIAL SECURITIES,
                           PRIVATE EXCHANGE SECURITIES
                             AND EXCHANGE SECURITIES

         1. Definitions

         1.1 Definitions. For the purposes of this Appendix the following terms shall have the meanings indicated below:

                  "Definitive Security" means a certificated Initial Security bearing the restricted securities legend set forth in Section 2.3(d) and which is held by an IAI in accordance with Section 2.1(c).

                  "Depositary" means The Depository Trust Company, its nominees and their respective successors.

                  "Exchange Securities" means the 11 3/8% Senior Notes due 2004 to be issued pursuant to this Indenture in connection with a Registered Exchange Offer pursuant to the Registration Rights Agreement.

                  "Globalstar Parties" means each of Globalstar, L.P., Globalstar Capital Corporation and Globalstar Telecommunications Limited.

                  "IAI" means an institutional "accredited investor" as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

                  "Initial Purchasers" means Lehman Brothers Inc., Bear, Stearns & Co., Inc., Donaldson, Lufkin & Jenrette Securities Corporation and Unterberg Harris.

                  "Initial Securities" means the 11 3/8% Senior Notes due 2004, issued under this Indenture on or about the date hereof.

                  "Private Exchange" means the offer by the Issuers, pursuant to the Registration Rights Agreement, to the Initial Purchasers to issue and deliver to each Initial Purchaser, in exchange for the Initial Securities held by the Initial Purchaser as part of its initial distribution, a like aggregate principal amount of Private Exchange Securities.

                  "Private Exchange Securities" means the 11 3/8% Senior Notes due 2004 to be issued pursuant to this Indenture to the Initial Purchasers in a Private Exchange.

                  "Purchase Agreement" means the Purchase Agreement dated February 13, 1997, among the Globalstar Parties and the Initial Purchasers.

                  "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                  "Registered Exchange Offer" means the offer by the Issuers, pursuant to the Registration Rights Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for the Initial Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act.

                  "Registration Rights Agreement" means the Registration Rights Agreement dated February 19, 1997, among the Issuers and the Initial Purchasers.

                  "Securities" means the Initial Securities, the Exchange Securities and the Private Exchange Securities, treated as a single class.

                  "Securities Act" means the Securities Act of 1933.

                  "Securities Custodian" means the custodian with respect to a Global Security (as appointed by the Depositary), or any successor person thereto and shall initially be the Trustee.

                  "Shelf Registration Statement" means the registration statement issued by the Issuers, in connection with the offer and sale of Initial Securities or Private Exchange Securities, pursuant to the Registration Rights Agreement.

                  "Transfer Restricted Securities" means Definitive Securities and Securities that bear or are required to bear the legend set forth in Section 2.3(d) hereto.

         1.2  Other Definitions

                                          Defined in
                  Term                     Section :

"Agent Members"...........................   2.1(b)
"Global Security".........................   2.1(a)
"Regulation S"............................   2.1(a)
"Rule 144A"...............................   2.1(a)

         2. The Securities

         2.1 Form and Dating. The Initial Securities are being offered and sold by the Issuers pursuant to the Purchase Agreement.

                  (a) Global Securities. Initial Securities offered and sold to a QIB in reliance on Rule 144A under the Securities Act ("Rule 144A") or in reliance on Regulation S under the Securities Act ("Regulation S"), in each case as provided in the Purchase Agreement, shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form without interest coupons with the global securities legend and restricted securities legend set forth in Exhibit 1 hereto (each, a "Global Security"), which shall be deposited on behalf of the purchasers of the Initial Securities represented thereby with the Trustee, at its New York office, as custodian for the Depositary (or with such other custodian as the Depositary may direct), and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

                  (b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depositary.

                  The Issuers shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depositary for such Global Security or Global Securities or the nominee of such Depositary and (b) shall be delivered by the Trustee to such

Depositary or pursuant to such Depositary's instructions or held by the Trustee as custodian for the Depositary.

                  Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Security, and the Depositary may be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

                  (c) Certificated Securities. Except as provided in this
Section 2.1 or Section 2.3 or 2.4, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Securities. Purchasers of Initial Securities who are IAIs and are not QIBs and did not purchase Initial Securities sold in reliance on Regulation S will receive Definitive Securities; provided, however, that upon transfer of such Definitive Securities to a QIB, such Definitive Securities will, unless the Global Security has previously been exchanged, be exchanged for an interest in a Global Security pursuant to the provisions of Section 2.3.

         2.2 Authentication. The Trustee shall authenticate and deliver: (1) Initial Securities for original issue in an aggregate principal amount of $500,000,000 and (2) Exchange Securities or Private Exchange Securities for issue only in a Registered Exchange Offer or a Private Exchange, respectively, pursuant to the Registration Rights Agreement, for a like principal amount of Initial Securities, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of each of the Issuers. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities, Exchange Securities or Private Exchange Securities. The aggregate principal amount of Securities outstanding at any time may not exceed $500,000,000 except as provided in Section 2.07 of this Indenture.

         2.3 Transfer and Exchange. (a) Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Registrar or a co-registrar with a request:

                  (x) to register the transfer of such Definitive Securities; or

                  (y) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar or co-registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:

                  (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuers and the Registrar or co-registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                (ii) are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.3(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

                           (A) if such Definitive Securities are being delivered
                  to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse of the Security); or

                           (B) if such Definitive Securities are being
                  transferred to any of the Globalstar Parties, a certification to that effect (in the form set forth on the reverse of the Security); or

                           (C) if such Definitive Securities are being
                  transferred (w) pursuant to an exemption from registration in accordance with Rule 144; or (x) in reliance on another exemption from the registration requirements of the Securities
                  Act: (i) a certification to that effect (in the form set forth on the reverse of the Security) and (ii) if the Issuers or Registrar so requests, an opinion of counsel or other evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(d)(i).

                  (b) Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

                  (i) certification, in the form set forth on the reverse of the Security, that such Definitive Security is being transferred (A) to a QIB in accordance with Rule 144A, or (B) outside the United States in an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act; and

                  (ii) written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Definitive Security so cancelled. If no Global Securities are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Global Security in the appropriate aggregate principal amount.

                  (c) Transfer and Exchange of Global Securities. (i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the

Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Security shall deliver to the Registrar a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in the Global Security. The Registrar shall, in accordance with such instructions, instruct the Depositary to credit to the account of the Person specified in such instructions a beneficial interest in the Global Security and to debit the account of the Person making the transfer of the beneficial interest in the Global Security being transferred.

                (ii) Notwithstanding any other provisions of this Rule 144A/Regulation S Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

              (iii) In the event that a Global Security is exchanged for Securities in definitive registered form pursuant to Section 2.4 or
         Section 2.09 of the Indenture prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with Rule 144A or Regulation S, as the case may be) and such other procedures as may from time to time be adopted by the Company.


                  (d) Legends.

                  (i) Except as permitted by the following paragraphs (ii),
         (iii) and (iv), each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

                  THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED WITHIN THE "UNITED STATES" OR TO "U.S. PERSONS" (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, REPRESENTS, ACKNOWLEDGES AND AGREES FOR THE BENEFIT OF THE GLOBALSTAR PARTIES THAT: (I) IT HAS ACQUIRED A "RESTRICTED" SECURITY WHICH HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT; (II) IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY, PRIOR TO THE DATE WHEN THIS SECURITY NO LONGER CONSTITUTES A "RESTRICTED" SECURITY UNDER RULE 144(K) OF THE SECURITIES ACT EXCEPT (A) TO ANY OF THE GLOBALSTAR PARTIES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (D) OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY APPLICABLE JURISDICTION; AND (III) IT WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THIS SECURITY OF THE RESALE RESTRICTIONS SET FORTH IN (II) ABOVE. ANY OFFER, SALE OR OTHER DISPOSITION PURSUANT TO THE FOREGOING CLAUSES (II)(D) AND (E) IS SUBJECT TO THE RIGHT OF THE ISSUERS OF THIS SECURITY AND THE TRUSTEE OR TRANSFER AGENT FOR SUCH SECURITIES TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS OR

                  OTHER INFORMATION ACCEPTABLE TO THEM IN FORM AND SUBSTANCE. [THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.]

                  BY ITS ACQUISITION HEREOF, THE HOLDER REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S.

                  (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act:

                           (A) in the case of any Transfer Restricted Security
                  that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a certificated Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security; and

                           (B) in the case of any Transfer Restricted Security
                  that is represented by a Global Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a certificated Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Security).

              (iii) After a transfer of any Initial Securities or Private Exchange Securities during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities or Private Exchange Securities, as the case may be, all requirements pertaining to legends on such Initial Security or such Private Exchange Security will cease to apply, the requirements requiring any such Initial Security or such Private Exchange Security issued to certain Holders to be issued in global form will cease to apply, and a certificated Initial Security or Private Exchange

         Security without legends will be available to the transferee of the Holder of such Initial Securities or Private Exchange Securities upon exchange of such transferring Holder's certificated Initial Security or Private Exchange Security or directions to transfer such Holder's interest in the Global Security, as applicable.

                (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities pursuant to which Holders of such Initial Securities are offered Exchange Securities in exchange for their Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will cease to apply and certificated Initial Securities with the Restricted Securities Legend set forth in Exhibit 1 hereto will be available to Holders of such Initial Securities that do not exchange their Initial Securities, and Exchange Securities in certificated or global form will be available to Holders that exchange such Initial Securities in such Registered Exchange Offer.

                  (v) Upon the consummation of a Private Exchange with respect to the Initial Securities pursuant to which Holders of such Initial Securities are offered Private Exchange Securities in exchange for their Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will still apply, and Private Exchange Securities in global form with the Restricted Securities Legend set forth in Exhibit 1 hereto will be available to Holders that exchange such Initial Securities in such Private Exchange.

                  (e) Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for certificated or Definitive Securities, redeemed, repurchased or canceled, such Global Security shall be returned to the Depositary for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for certificated or Definitive Securities, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

                  (f) Obligations with Respect to Transfers and Exchanges of Securities.

                  (i) To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate certificated Securities, Definitive Securities and Global Securities at the Registrar's or co-registrar's request.

                (ii) No service charge shall be made for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax, assessments or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.06, 4.10 and 9.05 of the Indenture).

              (iii) The Registrar or co-registrar shall not be required to register the transfer of or exchange of (a) any certificated or Definitive Security selected for redemption in whole or in part pursuant to Article 3 of this Indenture, except the unredeemed portion of any certificated or Definitive Security being redeemed in part, or
         (b) any Security for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase or redeem Securities or 15 Business Days before an interest payment date.

                (iv) Prior to the due presentation for registration of transfer of any Security, the Issuers, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Issuers, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

                  (v) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

                  (g) No Obligation of the Trustee.

                  (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of or a participant in the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

                (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

         2.4  Certificated Securities.

                  (a) A Global Security deposited with the Depositary or with the Trustee as custodian for the Depositary pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of certificated Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 and (i) the Depositary notifies the Issuers that it is unwilling or unable to continue as Depositary for such Global Security or if at any time such Depositary ceases to be a "clearing agency" registered under the Exchange Act and a successor depositary is not appointed by the Issuers within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) the Issuers, in their sole discretion, notify the Trustee in writing that they elect to cause the issuance of certificated Securities under this Indenture.

                  (b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section shall be surrendered by the Depositary to the Trustee located in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of certificated Initial Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 principal amount and any integral multiple thereof and registered in such names as the Depositary shall direct. Any certificated Initial Security delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.3(d), bear the Restricted Securities Legend set forth in Exhibit 1 hereto.

                  (c) Subject to the provisions of Section 2.4(b), the registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

                  (d) In the event of the occurrence of either of the events specified in Section 2.4(a), the Issuers will promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form without interest coupons.

                                                                       EXHIBIT 1
                                                                              to
                                                 RULE 144A/REGULATION S APPENDIX


                       [FORM OF FACE OF INITIAL SECURITY]

THE SECURITIES EVIDENCED BY THIS CERTIFICATE WERE INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS, EACH OF WHICH CONSISTS OF THE SECURITIES AND WARRANTS (EACH, A "WARRANT") ENTITLING THE HOLDERS THEREOF TO PURCHASE AN AGGREGATE OF SHARES OF COMMON STOCK, PAR VALUE OF $1.00 PER SHARE, OF GLOBALSTAR TELECOMMUNICATIONS LIMITED, AT A PRICE OF $69.575 PER SHARE. THE SECURITIES AND WARRANTS WILL NOT TRADE SEPARATELY UNTIL THE EARLIER OF (I) THE COMMENCEMENT OF AN EXCHANGE OFFER OR THE EFFECTIVENESS OF A SHELF REGISTRATION STATEMENT FOR THE SECURITIES OR
(II) SUCH DATE AFTER AUGUST 15, 1997, AS LEHMAN BROTHERS INC. MAY DETERMINE.

                           [Global Securities Legend]

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE ISSUERS OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.


                         [Restricted Securities Legend]

THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED WITHIN THE "UNITED STATES" OR TO "U.S. PERSONS" (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER

OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, REPRESENTS, ACKNOWLEDGES AND AGREES FOR THE BENEFIT OF THE GLOBALSTAR PARTIES THAT: (I) IT HAS ACQUIRED A "RESTRICTED" SECURITY WHICH HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT;
(II) IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY, PRIOR TO THE DATE WHEN THIS SECURITY NO LONGER CONSTITUTES A "RESTRICTED" SECURITY UNDER RULE 144(K) OF THE SECURITIES ACT EXCEPT (A) TO ANY OF THE GLOBALSTAR PARTIES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (D) OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY APPLICABLE JURISDICTION; AND (III) IT WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THIS SECURITY OF THE RESALE RESTRICTIONS SET FORTH IN (II) ABOVE. ANY OFFER, SALE OR OTHER DISPOSITION PURSUANT TO THE FOREGOING CLAUSES (II)(D) AND (E) IS SUBJECT TO THE RIGHT OF THE ISSUERS OF THIS SECURITY AND THE TRUSTEE OR TRANSFER AGENT FOR SUCH SECURITIES TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS OR OTHER INFORMATION ACCEPTABLE TO THEM IN FORM AND SUBSTANCE. [THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.]

BY ITS ACQUISITION HEREOF, THE HOLDER REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2),
(3) OR (7) UNDER THE SECURITIES ACT) OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S.

No.                                                                       $
                                                                          CUSIP:

                          11 3/8% Senior Notes due 2004

Globalstar, L.P., a Delaware limited partnership and Globalstar Capital
Corporation, a Delaware corporation, promise to pay to                         ,
or registered assigns, the principal sum of               Dollars on February
15, 2004.

                  Interest Payment Dates: February 15 and August 15.

                  Record Dates:  February 1 and August 1.

                  Additional provisions of this Security are set forth on the other side of this Security.




                           GLOBALSTAR, L.P., by
                           LORAL/QUALCOMM SATELLITE
                           SERVICES, L.P., its managing
                           general partner, by
                           LORAL/QUALCOMM PARTNERSHIP, L.P.
                           its general partner, by LORAL
                           GENERAL PARTNER, INC. its
                           general partner,

                             by
                                    ____________________________
                                    President

                                    ____________________________
                                    Secretary


                           GLOBALSTAR CAPITAL CORPORATION

                             by
                                    ____________________________
                                    President

                                    ____________________________
                                    Secretary

Dated:  February 19, 1997

TRUSTEE'S CERTIFICATE OF
         AUTHENTICATION

THE BANK OF NEW YORK,
  as Trustee, certifies
  that this is one of
  the Securities referred
  to in the Indenture.


  by
    ___________________________________
            Authorized Signatory

                   [FORM OF REVERSE SIDE OF INITIAL SECURITY]


                          11 3/8% Senior Note due 2004



1.  Interest and Liquidated Damages

                  Globalstar, L.P., a Delaware limited partnership and Globalstar Capital Corporation, a Delaware corporation (such limited partnership and such corporation, and their successors and assigns under the Indenture hereinafter referred to, being herein called the "Issuers"), promise to pay interest on the principal amount of this Security at the rate per annum shown above; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, Liquidated Damages (as defined in the Registration Rights Agreement) shall accrue on this Security in an amount equal to $.05 per week per $1,000 principal amount of Securities held by each Holder (over and above the interest set forth in the title of this Security) from and including the date on which any such Registration Default shall occur until the earlier of (i) the date on which all such Registration Defaults have been cured or (ii) the date which is 90 days after the date such Registration Default occurred. The Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of the Securities held by each Holder during each subsequent 90-day period until the date on which all such Registration Defaults have been cured; provided, however, that the aggregate amount of Liquidated Damages shall not exceed a maximum of $.50 per week per $1,000 principal amount of the Securities held by each Holder. The Issuers will pay interest hereon, if any, semiannually on February 15 and August 15 of each year; provided, however, that except for any Liquidated Damages payable pursuant to the two immediately preceding sentences, the first such interest payment date shall be August 15, 1997. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid or provided for, (i) in the case of Liquidated Damages as described above, and (ii) in the case of interest, from February 19, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Issuers shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of cash interest at such higher rate to the extent lawful.

2.  Method of Payment

                  The Issuers will pay interest and Liquidated Damages (if any) on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the February 1 or August 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Issuers will pay principal and interest and Liquidated Damages (if any) in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of Securities (including principal, premium, interest and Liquidated Damages (if any)) will be made by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no U.S. dollar account maintained by the payee with a bank in the United States is designated by any holder to the Trustee or the Paying Agent at least 30 days prior to the relevant due date for payment (or such other date as the Trustee may accept in its discretion), by mailing a check to the registered address of such holder.

3.  Paying Agent and Registrar

                  Initially, The Bank of New York, a New York banking corporation ("Trustee"), will act as Paying Agent and Registrar. The Issuers may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Issuers or any of their domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.  Indenture

                  The Issuers issued the Securities under an Indenture dated as of February 15, 1997 ("Indenture"), between the Issuers and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C.
Section 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

                  The Securities are unsecured senior obligations of the Issuers limited to $500,000,000 aggregate principal amount (subject to Section 2.07 of the Indenture). The Indenture contains certain covenants which, among other things, limit (a) the incurrence of additional debt by the Issuers and certain of its subsidiaries and the issuance of capital stock by such subsidiaries, (b) the payment of dividends on capital stock of certain subsidiaries and the purchase, redemption or retirement of capital stock or subordinated indebtedness, (c) certain investments, (d) certain transactions with affiliates,
(e) the incurrence of liens, (f) sales of assets, including capital stock of subsidiaries, (g) certain consolidations and mergers, (h) the Issuers' and certain of their subsidiaries' lines of business and (i) the Issuers' ability to operate without certain insurance coverage. The Indenture also will prohibit certain restrictions on distributions from subsidiaries. In addition, the Issuers may be obligated, under certain circumstances, to offer to repurchase Securities at a purchase price equal to 101% of the principal amount of the Securities plus accrued and unpaid interest and Liquidated Damages (if any) to the date of repurchase.

5.  Optional Redemption

                  The Securities may not be redeemed prior to February 15, 2002. On and after that date, the Issuers may redeem the Securities in whole or in part, at any time or from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest and Liquidated Damages (if any) to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest and Liquidated Damages (if any) due on the related interest payment date):

                  if redeemed during the 12-month period commencing February 15 of the years set forth below:

             Period                            Percentage
             ------                            ----------
2002.......................................     105.688%
2003.......................................     102.844%

6.  Notice of Redemption

                  Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest and Liquidated Damages (if any) on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.  Put Provisions

                  Upon a Change of Control, any Holder of Securities will have the right to cause the Issuers to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities plus accrued and unpaid interest and Liquidated Damages (if any) to be repurchased (subject to the right of holders of record on the relevant record date to receive interest and Liquidated Damages (if any) due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.

8.  Guarantees

                  This Security may be jointly and severally guaranteed by certain Subsidiaries of the Issuers to the extent provided in the Indenture. The Issuers have covenanted pursuant to the Indenture to cause any Subsidiary created or acquired after the date of the Indenture (unless such Subsidiary is a Transitory Equipment Subsidiary or is an Unrestricted Subsidiary), to execute and deliver to the Trustee a Subsidiary Guaranty pursuant to which such Subsidiary will guaranty this Security on the same terms and conditions as those set forth in the Indenture.

9.  Denominations; Transfer; Exchange

                  The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorse-ments or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Issuers are not required to transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed.

10.  Persons Deemed Owners

                  The registered Holder of this Security may be treated as the owner of it for all purposes.

11.  Unclaimed Money

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Issuers and not to the Trustee for payment.

12.  Discharge and Defeasance

                  Subject to certain conditions, the Issuers at any time may terminate some or all of their obligations under the Securities and the Indenture if the Issuers deposit with the Trustee money or U.S. Government Obligations for the payment of principal and interest and Liquidated Damages (if any) on the Securities to redemption or maturity, as the case may be.

13.  Amendment, Waiver

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Issuers and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation of the obligations of Globalstar under the Indenture, to provide for uncertificated Securities in addition to or in place of certificated Securities, to add guarantees with respect to the Securities, to release such guarantees, to secure the Securities, to add to the covenants of the Issuers for the benefit of the Holders of the Securities or to surrender any right or power conferred upon the Issuers, to make any change that does not adversely affect the rights of any Holder of the Securities or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act.

14.  Defaults and Remedies

                  Under the Indenture, Events of Default include (i) default for 30 days in payment of interest or Liquidated Damages (if any) on the Securities;
(ii) default in payment of principal on the Securities, upon redemption pursuant to paragraph 5 of the Securities, upon required repurchase upon declaration or otherwise, or failure by the Issuers to redeem or purchase Securities when required; (iii) failure by the Issuers to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Debt of the Issuers if the amount accelerated (or so unpaid) exceeds $10 million; (v) certain events of bankruptcy or insolvency with respect to the Issuers and the Significant Subsidiaries; (vi) certain judgments or decrees for the payment of money in excess of $10 million, subject to lapse of time and notice; and (vii) certain events with respect to the guarantees of the Issuers' obligations under the Securities by certain of their subsidiaries. However, a default under clauses (iii) and (vi) will not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the Securities outstanding notify the Issuers of the default and the Issuers do not cure such default within the time specified after receipt of such notice. If an Event of Default occurs and is continuing, the Trustees or the Holders of at least 25% in principal amount of the Securities outstanding may declare the principal of and all accrued but unpaid interest and Liquidated Damages (if any) on all the Securities to be due and payable immediately. Certain events of bankruptcy, insolvency or reorganization are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

                  Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The

Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest or Liquidated Damages (if any)) if it determines that withholding notice is in the interest of the Holders.

15.  Trustee Dealings with the Issuers

                  Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee.

16.  No Recourse Against Others

                  Any past, present or future director, officer, partner (including general partners), employee, incorporator or stockholder, as such, of the Issuers or the Trustee shall not have any liability for any obligations of the Issuers under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17.  Authentication

                  This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18.  Abbreviations

                  Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19.  CUSIP Numbers

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Securities and have directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20.  Holders' Compliance with Registration Rights Agreement

                  Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including, without limitation, the obligations of the Holders with respect to a registration and the indemnification of the Issuers to the extent provided therein.

21.  Governing Law

                  THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  THE ISSUERS WILL FURNISH TO ANY SECURITYHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE SECURITYHOLDER A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO:

                  GLOBALSTAR, L.P.
                  3200 ZANKER ROAD
                  BOX 640670
                  SAN JOSE, CA 95164-0670

                  ATTENTION OF: STEPHEN C. WRIGHT

          ------------------------------------------------------------

                                ASSIGNMENT FORM


To assign this Security, fill in the form below:

I or we assign and transfer this Security to

         (Print or type assignee's name, address and zip code)

         (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint                           agent to transfer this
Security on the books of Globalstar. The agent may substitute another to act for him.


____________________________________________________________

Date: ________________ Your Signature: _____________________


____________________________________________________________
Sign exactly as your name appears on the other side of this Security.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by any of the Globalstar Parties or any Affiliate of any of the Globalstar Parties, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

         (1)      [ ]      to any of the Globalstar Parties; or

         (2)      [ ]      pursuant to an effective registration statement under
                           the Securities Act of 1933; or

         (3)      [ ]      inside the United States to a "qualified
                           institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule
                           144A under the Securities Act of 1933; or

         (4)      [ ]      outside the United States in an offshore transaction
                           within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

         (5)      [ ]      pursuant to another available exemption from
                           registration provided by Rule 144 under the Securities Act of 1933.

         Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4) or (5) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Issuers have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.




                                                     ___________________________
                                                              Signature

Signature Guarantee:

______________________                               ___________________________
[Signature must be guaranteed                                 Signature
by an eligible Guarantor
Institution (banks, stock
brokers, savings and loan
associations and credit
unions) with membership in
an approved guarantee
medallion program pursuant
to Securities and Exchange
Commission Rule 17Ad-15]

________________________________________________________________________________


              TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

                  The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated: ________________     ______________________________
                            NOTICE: To be executed by
                              an executive officer

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

                  The following increases or decreases in this Global Security have been made:


Date of     Amount of decrease    Amount of increase    Principal amount      Signature of
Exchange    in Principal          in Principal          of this Global        authorized
--------    Amount of this        Amount of this        Security following    signatory of
            Global Security       Global Security       such decrease or      Trustee or
            ---------------       ---------------       ----------------      Securities
                                                        increase)             ----------
                                                        ---------             Custodian
                                                                              ---------

                       OPTION OF HOLDER TO ELECT PURCHASE

                    If you want to elect to have this Security purchased by any of the Issuers pursuant to Section 4.07 or 4.10 of the Indenture, check the box:

                                      [ ]

                    If you want to elect to have only part of this Security purchased by any of the pursuant to Section 4.07 or 4.10 of the Indenture, state the amount in principal amount: $



Date: _______________            Your Signature:  ______________________
                                                  (Sign exactly as your name
                                                  appears on the other side
                                                  of this Security)

Signature Guarantee:   _______________________________________
                       [Signature must be guaranteed by an
                       eligible Guarantor Institution (banks,
                       stock brokers, savings and loan
                       associations and credit unions) with
                       membership in an approved guarantee
                       medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15]